As filed with the Securities and Exchange Commission on May 21, 1999

                                                     Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                         CARMAX AUTO OWNER TRUST 1999-1
                     (Issuer with respect to the securities)
                              --------------------
                           CARMAX AUTO RECEIVABLES LLC
                   (Originator of the Trust described herein)
             (Exact name of registrant as specified in its charter)
                              --------------------

          Virginia                                              54-1942944
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                            identification number)

                                  4900 Cox Road
                           Glen Allen, Virginia 23060
                                 (804) 747-0422
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Michael T. Chalifoux
                           CarMax Auto Receivables LLC
                                  4900 Cox Road
                           Glen Allen, Virginia 23060
                                 (804) 747-0422
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              --------------------
                                   Copies to:


   David E. Melson, Esquire                              Richard S. Fortunato, Esquire
McGuire, Woods, Battle & Boothe LLP                Skadden, Arps, Slate, Meagher & Flom LLP
      901 East Cary Street                                     919 Third Avenue
  Richmond, Virginia  23219                               New York, New York  10022
         (804) 775-1000                                          (212) 735-3000

                              --------------------

      Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement.
      If the  only  securities  registered  on  this  Form  are  to be  offered
pursuant  to  dividend  or  interest   reinvestment  plans,  please  check  the
following box. [ ]
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                     CALCULATION OF REGISTRATION FEE



=============================================================================================================
  Title of each Class                 Amount     Proposed Maximum        Proposed Maximum       Amount of
  of Securities to be                 to be         Offering                 Aggregate         Registration
      Registered                    Registered  Price Per Unit (1)     Offering Price (1)          Fee
-------------------------------------------------------------------------------------------------------------

 Class A-1 Asset-Backed  Notes        $200,000          100%                $200,000             $55.60

-------------------------------------------------------------------------------------------------------------
 Class A-2 Asset-Backed  Notes        $200,000          100%                $200,000             $55.60

-------------------------------------------------------------------------------------------------------------
 Class A-3 Asset-Backed Notes         $200,000          100%                $200,000             $55.60

-------------------------------------------------------------------------------------------------------------
 Class A-4 Asset-Backed  Notes        $200,000          100%                $200,000             $55.60

------------------------------------------------------------------------------------------------------------
 Asset-Backed Certificates            $200,000          100%                $200,000             $55.60

============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.

                              --------------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED        , 1999
PROSPECTUS
                              $
                         CarMax Auto Owner Trust 1999-1

                    $      % Class A-1 Asset-Backed Notes
                    $      % Class A-2 Asset-Backed Notes
                    $      % Class A-3 Asset-Backed Notes
                    $      % Class A-4 Asset-Backed Notes
                    $      % Asset-Backed Certificates



CarMax Auto Receivables LLC                                 ----------------
Seller                                                         CarMax Logo
CarMax Auto Superstores, Inc.                               ----------------
Servicer




                                               Underwriting
                                                 Discounts             Net Proceeds to
                        Price (1)             and Commissions              Seller
                        ---------             ----------------         ------------------


Class A-1 Notes          $     (      %)     $        (      %)      $       (         %)
Class A-2 Notes          $     (      %)     $        (      %)      $       (         %)
Class A-3 Notes          $     (      %)     $        (      %)      $       (         %)
Class A-4 Notes          $     (      %)     $        (      %)      $       (         %)
Certificates             $     (      %)     $        (      %)      $       (         %)
      Total              $                   $                       $


-------------------------
(1) The price of the notes and the certificates will also include any interest accrued on the notes and the certificates from the date of issuance.


-------------------------------------------------------------------------------
Consider carefully the risk factors beginning on page 8 in this prospectus.
The notes represent non-recourse obligations of, and the certificates represent beneficial ownership interests in, the CarMax Auto Owner Trust 1999-1. The notes and the certificates are backed only by the assets of the trust. The notes and the certificates do not represent obligations of or interests in CarMax Auto Receivables LLC, CarMax Auto Superstores, Inc. or
any of their affiliates.
-------------------------------------------------------------------------------


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                            Underwriters of the Notes

Banc of America Securities LLC
                               First Union Capital Markets
                                                            Goldman, Sachs & Co.


                         Underwriter of the Certificates

                         Banc of America Securities LLC

                      The date of this Prospectus is , 1999

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS PROSPECTUS ..................................................3
PROSPECTUS SUMMARY ............................................................4
RISK FACTORS ..................................................................8
THE CARMAX AUTO OWNER TRUST 1999-1 ...........................................12
         Formation of the Trust ..............................................12
         Issuance of the Securities ..........................................12
         The Trust Property ..................................................13
THE ORIGINATOR'S  FINANCE  OPERATIONS ........................................14
         First  North  American  Credit ......................................14
         Underwriting  Procedures ............................................14
         Collection  Procedures ..............................................14
         Physical  Damage Insurance ..........................................15
         Allocation of Payments ..............................................15
         Delinquency and Credit Loss Experience ..............................16
DESCRIPTION OF THE CONTRACT POOL .............................................19
         Selection Criteria ..................................................19
         Certain Characteristics of the Contracts ............................20
WEIGHTED AVERAGE LIFE OF THE OFFERED SECURITIES ..............................23
POOL FACTORS AND OTHER INFORMATION ...........................................31
USE OF PROCEEDS ..............................................................31
DESCRIPTION OF THE ORIGINATOR AND THE SELLER .................................32
         CarMax Auto Superstores, Inc. .......................................32
         CarMax Auto Receivables LLC .........................................33
DESCRIPTION OF THE NOTES .....................................................33
         Note Registration ...................................................33
         Interest Payments ...................................................33
         Principal Payments ..................................................34
         Optional Redemption .................................................35
         The Indenture Trustee ...............................................35
DESCRIPTION OF THE CERTIFICATES ..............................................36
         Certificate Registration ............................................36
         Interest Payments ...................................................36
         Principal Payments ..................................................36
         Optional Prepayment .................................................36
         The Owner Trustee ...................................................37
REGISTRATION OF THE OFFERED SECURITIES .......................................37
      Book-Entry Registration ................................................37
      The Depository Trust Company ...........................................37
      Cedelbank and Euroclear ................................................39
      Definitive Securities ..................................................41
COLLECTIONS AND PAYMENTS .....................................................41
      The Trust Accounts .....................................................41
      Advances by the Servicer ...............................................42
      Payment Sources ........................................................42
      The Reserve Account ....................................................43
      The Yield Supplement Account ...........................................44
      Subordination of the Certificates ......................................45
      Payment Date Distributions (Collection Account) ........................45
      Payment Date Distributions (Note Payment Account) ......................46
      Payment Date Distributions (Certificate
            Payment Account) .................................................46
      Application of Collection and Payment
            Provisions to First Payment Date .................................47
      Statements to Securityholders ..........................................47
[DESCRIPTION OF THE INSURER] .................................................49
[DESCRIPTION OF THE POLICY] ..................................................49
REPORTS TO SECURITYHOLDERS ...................................................49
DESCRIPTION OF THE INDENTURE .................................................50
         Events of  Default ..................................................50
         Rights  Upon  Event of Default ......................................50
         Waiver of Past Defaults .............................................51
         Certain  Indenture  Covenants .......................................52
         Replacement  of  Indenture Trustee ..................................52
         Duties of Indenture Trustee .........................................53
         Compensation and Indemnification ....................................53
         Access to Noteholder List ...........................................53
         Annual Compliance Statement; Annual Report ..........................54
         Satisfaction and Discharge of the Indenture .........................54
         Modification of Indenture ...........................................54
         Administration Agreement ............................................55
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS .........................55
      Transfer of Contracts ..................................................55
         Servicing Procedures ................................................56
         Servicing Compensation; Payment of Expenses .........................56
         Evidence of Compliance ..............................................56
         Certain Matters Regarding the Servicer ..............................57
         Events of Default ...................................................57
         Rights Upon Event of Default ........................................58
         Waiver of Past Defaults .............................................58
         Amendment of the Sale and Servicing Agreement .......................58
         Termination of the Trust ............................................59
MATERIAL LEGAL ASPECTS OF THE CONTRACTS ......................................59
MATERIAL FEDERAL INCOME TAX CONSEQUENCES .....................................63
ERISA CONSIDERATIONS .........................................................70
UNDERWRITING .................................................................72
LEGAL MATTERS ................................................................73
EXPERTS ......................................................................73
WHERE YOU CAN FIND MORE
INFORMATION ..................................................................73
INDEX OF PRINCIPAL TERMS .....................................................74
ANNEX A: GLOBAL CLEARANCE, SETTLEMENT
        AND TAX DOCUMENTATION PROCEDURES .....................................76

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

      This prospectus describes the specific terms of the notes and the certificates, including:

      o the amount and other terms, including interest rates, for each class of notes and for the certificates;
      o     the timing of interest and principal payments;
      o     information about the contracts;
      o information about the credit enhancement for each class of notes and for the certificates;
      o the credit ratings for each class of notes and for the certificates; and
      o     the method for selling the notes and the certificates.

      You should rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. We are not offering the notes or the certificates in any state in which the offer is not permitted.

      We include cross references in this prospectus to captions under which you can find additional, related discussions. The preceding table of contents provides the pages at which these captions are located.

      You can find a listing of the pages on which capitalized terms used in this prospectus are defined under the caption "Index of Principal Terms" beginning on page 74.

      In this prospectus, "we" refers to the seller, CarMax Auto Receivables LLC, and "you" refers to any prospective investor in the notes or the certificates.

                              PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of this offering, you should read carefully this prospectus in its entirety.

The Terms of the Offered Securities

                    Class A-1   Class A-2   Class A-3   Class A-4
                      Notes       Notes       Notes       Notes    Certificates
                      -----       -----       -----       -----    ------------
Initial Principal       $           $           $           $           $
Amount
Interest Rate Per           %           %           %           %           %
Annum
Interest Accrual   actual/360    30/360      30/360      30/360      30/360
Method
Payment Dates
(monthly)             15th        15th        15th        15th        15th
First Payment Date
                        ,           ,           ,           ,           ,
                      1999        1999        1999        1999        1999
Final Payment Date
                        ,           ,           ,           ,           ,
                       200         200         200         200         200
Anticipated
Ratings (1)         P-1/A-1+     Aaa/AAA     Aaa/AAA     Aaa/AAA
(Moody's/S&P)
-------------------------
(1) It is a condition to the offering of the notes and the certificates that these ratings be obtained. However, a rating agency may in its discretion lower or withdraw its rating in the future.


The Trust

The CarMax Auto Owner Trust 1999-1 will issue the notes and the certificates.

The Originator

CarMax Auto Superstores, Inc. will originate the contracts and sell them to the seller. The originator's principal executive offices are located at 4900 Cox Road, Glen Allen, Virginia 23060, and its telephone number is (804) 747-0422.

The Seller

CarMax Auto Receivables LLC will transfer the contracts and related property to the trust. The seller's principal executive offices are located at 4900 Cox Road, Glen Allen, Virginia 23060, and its telephone number is (804) 747-0422.

The Servicer

CarMax Auto Superstores, Inc. will act as servicer of the contracts. The servicer's principal executive offices are located at 4900 Cox Road, Glen Allen, Virginia 23060, and its telephone number is (804) 747-0422.


The Owner Trustee

                               will act as trustee of the trust.

The Indenture Trustee

                               will act as trustee with respect to the notes.

The Purchase Agreement

The originator and the seller will enter into a purchase agreement under which the originator will sell the contracts to the seller.

The Sale and Servicing Agreement

The seller, the servicer and the owner trustee will enter into a sale and servicing agreement under which the seller will transfer the contracts to the trust and the servicer will agree to service, manage, maintain custody of and collect amounts due under the contracts for a monthly servicing fee.

The Trust Agreement

The seller and the owner trustee will enter into a trust agreement under which the trust will issue the certificates.

The Indenture

The owner trustee and the indenture trustee will enter into an indenture under which the trust will issue the notes.

The Trust Property

The property of the trust will include:

o a pool of simple interest retail installment sale contracts originated by CarMax Auto Superstores, Inc. in connection with the sale of new and used motor vehicles;

o  certain amounts received on or in respect of the contracts after          ,
   1999;

o  security interests in the vehicles financed under the contracts;

o any proceeds from claims on or refunds of premiums with respect to insurance policies relating to the financed vehicles or the related obligors;

o funds on deposit in a collection account, a yield supplement account and a reserve account;

o [an unconditional and irrevocable insurance policy issued by guaranteeing payments of monthly interest and monthly principal on the notes
   [and the certificates]];

o rights under the purchase agreement to cause the originator to repurchase contracts affected materially and adversely by breaches of the representations and warranties of the originator made in the purchase agreement; and

o rights under the sale and servicing agreement to cause the servicer to purchase contracts affected materially and adversely by breaches of the representations and warranties of the servicer made in the sale and servicing agreement.

The contracts were selected from the retail installment sale contract portfolio of the originator based on the criteria specified in the sale and servicing agreement and described in this prospectus. The aggregate outstanding principal balance of the contracts was $ as of , 1999.

CarMax Auto Superstores, Inc. (under its trade name First North American Credit Corporation, First North American Credit or FNAC) is the registered lienholder on the certificate of title for each of the financed vehicles. Payment of the amount due to the registered lienholder under each contract is secured by a first perfected security interest in the related financed vehicle.

The Offered Securities

The trust will issue the notes and the certificates on or about , 1999. We are offering the notes and the certificates for sale by this prospectus.

Interest Payments

Interest will be payable on the notes and the certificates monthly on the 15th day of each month or, if the 15th day is not a business day, on the following business day, beginning , 1999, to holders of record of the notes and the certificates as of the day before the payment date; provided, however, that if the notes or the certificates, as applicable, are issued in definitive form, the record date will be the last day of the month immediately preceding the month in which the related payment date occurs.

Principal Payments

Principal will be payable on the notes on each payment date to the holders of record of the notes as of the related record date. In general, the amount of principal payable to the holders of the notes on each payment date will equal the lesser of (1) the aggregate outstanding principal balance of the notes as of the day preceding that payment date and (2) the sum of (A) the amount necessary to reduce the aggregate outstanding principal balance of the notes and the certificates as of the day preceding that payment date to the aggregate outstanding principal balance of the contracts as of the last day of the preceding month plus (B) supplemental note principal for that payment date (to the extent excess collections on the contracts are available on that payment date to pay supplemental note principal). The outstanding principal balance of any class of notes will be payable in full on the final scheduled payment date applicable to that class.

In general, principal will be paid to the holders of the notes in the order of the numerical designation of the notes, starting with the Class A-1 Notes and ending with the Class A-4 Notes. For example, no principal will be paid to the holders of the Class A-2 Notes until the principal balance of the Class A-1 Notes has been paid in full.

Principal will be payable on the certificates on each payment date to the holders of record of the certificates as of the related record date; provided, however, that no principal will be paid to the holders of the certificates until the principal balance of the notes has been paid in full. In general, the amount of principal payable to the holders of the certificates on each payment date on or after which the principal balance of the notes has been paid in full will equal the lesser of (1) the aggregate outstanding principal balance of the certificates as of the day preceding that payment date and (2) the amount necessary to reduce the aggregate outstanding principal balance of the certificates as of the day preceding that payment date to the aggregate outstanding principal balance of the contracts as of the last day of the preceding month. The outstanding principal balance of the certificates will be payable in full on the final scheduled payment date applicable to the certificates.

Payment Sources

On each payment date, payments on the notes and the certificates will be made from the following sources:

o obligor payments received with respect to the contracts during the preceding month;

o advances made by the servicer in respect of interest on certain delinquent contracts;

o liquidation proceeds received with respect to the contracts during the preceding month;

o  interest earned on funds on deposit in the collection account;

o payments made by the originator or the servicer in connection with the required repurchase or purchase of contracts;

o amounts withdrawn on that payment date from the yield supplement account or the reserve account; and

o  [amounts paid on that payment date under the insurance policy].

Credit Enhancement

The notes will benefit from the following sources of credit enhancement:

o  [amounts available to be paid under the insurance policy];

o funds on deposit in the reserve account (which funds will also be available to make certain payments owed to the servicer, the holders of the certificates [and the insurer]);

o  the subordination of the certificates;

o the payment of supplemental note principal based on a specified overcollateralization amount (which will cause the outstanding principal balance of the notes to decrease faster than the outstanding principal balance of the contracts); and

o funds on deposit in the yield supplement account (which funds will also be available to make certain payments owed to the holders of the certificates).

The certificates will benefit from the following sources of credit enhancement:

o  [amounts available to be paid under the insurance policy];

o funds on deposit in the reserve account (which funds will also be available to make certain payments owed to the servicer, the holders of the notes [and the insurer]); and

o  funds on deposit in the yield supplement account.

The credit enhancement for the notes and the certificates is intended to protect you against losses or delays in payments on your notes and your certificates by absorbing losses on the contracts and other shortfalls in cash flow.

[The Insurance Policy

                                         will issue an insurance policy for
the benefit of the holders of the notes [and the certificates] under which the insurer will unconditionally and irrevocably guarantee the payment of monthly interest and monthly principal to the holders of the notes [and the certificates]. In general, the insurer will pay under the insurance policy the amount, if any, by which (1) the sum of the monthly servicing fee for the preceding month (plus any overdue monthly servicing fees) and the monthly interest and monthly principal for that payment date (plus any overdue monthly interest) payable to the holders of the notes [and the holders of the certificates] exceeds (2) the funds otherwise available on that payment date to pay such amounts (including amounts available to be withdrawn from the yield supplement account or the reserve account). All amounts paid under the insurance policy will be deposited in the collection account.]

The Reserve Account

On the closing  date,  the servicer  will  establish  with the trustee,  for the benefit of the holders of the notes, the holders of the certificates, the servicer [and the insurer], a reserve account into which certain excess collections on the contracts will be deposited and from which amounts may be withdrawn to make required payments on the notes and the certificates. The
originator  will deposit $        in the reserve  account on the closing  date.
On each payment date, the servicer will deposit in the reserve account the amount, if any, by which the amount collected on or in respect of the contracts during the preceding month (plus any amount withdrawn on that payment date from the yield supplement account) exceeds the amount which the trust is required to pay on that payment date to the holders of the notes, the holders of the ertificates, the servicer [and the insurer].

On each payment date, the indenture trustee will withdraw funds from the reserve account (up to the amount on deposit in the reserve account) if and to the extent needed to make the following payments:

o to the servicer, (1) the aggregate amount of unreimbursed advances made by the servicer in respect of contracts that became defaulted contracts during the preceding month or that the servicer has otherwise determined to be unrecoverable and (2) the monthly servicing fee for that preceding month (plus any overdue monthly servicing fees);

o to the holders of the notes, monthly interest and monthly principal for that payment date (plus any overdue monthly interest); and

o to the holders of the certificates, monthly interest and monthly principal for that payment date (plus any overdue monthly interest).

o [to the insurer, (1) the monthly insurance premium for the preceding month (plus any overdue insurance premiums) and (2) the aggregate amount of any unreimbursed payments under the insurance policy.]

In general,  the amount  required to be on deposit in the reserve account on any
payment  date  will  equal  the  greater  of (1) $       and  (2)      % of  the
aggregate outstanding principal balance of the contracts as of the last day of the preceding month.

If the amount on deposit in the reserve account on any payment date exceeds the amount required to be on deposit in the reserve account on that payment date, after giving effect to all required deposits to and withdrawals from the reserve account on that payment date, that excess will be paid to the seller. Any amount paid to the seller will no longer be an asset of the trust.

The Yield Supplement Account

On the closing  date,  the servicer  will  establish  with the trustee,  for the benefit of the holders of the notes, the holders of the certificates, the servicer [and the insurer], a yield supplement account from which amounts may be withdrawn to supplement the yield on contracts with annual percentage rates
below a specified  rate. The originator  will deposit $           in the yield
supplement account on the closing date. On each payment date, the indenture trustee will withdraw from the yield supplement account with respect to each contract the amount, if any, by which the interest payable on that contract for
one month at      % would exceed the interest payable on that contract for one month at the annual percentage rate applicable to that contract.


[Eligibility of Class A-1 Notes for Purchase by Money Market Funds

The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.]

Tax Status

In the opinion of special tax counsel to the seller, the trust will not be treated as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation and the notes will be characterized as debt for federal income tax purposes. If you purchase a note, you agree to treat it as debt for tax purposes.

The seller, the servicer and the holders of the certificates will agree to treat the trust as a partnership for federal income tax purposes. As a partnership, the trust will not be subject to federal income tax, and the holders of the certificates will be required to report their respective shares of the trust's taxable income, deductions and other tax attributes. See "Material Federal Income Tax Consequences" for further information.

ERISA Considerations

The notes may be eligible for purchase by employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended. Any benefit plan fiduciary considering the purchase of the notes should, among other things, consult with experienced legal counsel in determining whether all required conditions for such purchase have been satisfied. The certificates are not eligible for purchase by employee benefit plans subject to Title I of ERISA. See "ERISA Considerations" for further information.

                                 RISK FACTORS

   You should carefully consider the risk factors set forth below as well as the other investment considerations described in this prospectus as you decide whether to purchase the notes or the certificates.





The Absence of a Secondary
Market Could Limit Your Ability
to Resell Your Notes or Your
Certificates........................ The underwriters may assist in resales of the notes and the certificates, but they are not
                                     required to do so. A secondary market for the
                                     notes or the certificates may not develop. If a
                                     secondary market for the notes or the
                                     certificates does develop, that market may not
                                     continue or may not be sufficiently liquid to
                                     allow you to resell your notes or your
                                     certificates. The notes and the certificates
                                     will not be listed on a United States
                                     securities exchange.

The Limited Nature of the Trust
Assets Could Result in Losses or
Payment Delays With Respect to
Your Notes or Your Certificates......The trust will not have significant assets or sources of funds other than the
                                     contracts, the amounts on deposit in the
                                     yield supplement account, the amounts on
                                     deposit in the reserve account [and the
                                     insurance policy]. The notes are
                                     non-recourse obligations of, and the
                                     certificates represent beneficial ownership
                                     interests in, the trust only and do not
                                     represent interests in or obligations of
                                     the originator, the seller, the servicer,
                                     the owner trustee, the indenture trustee or
                                     any other person or entity. The notes [and
                                     the certificates] have not been insured or
                                     guaranteed by any person or entity [other
                                     than the insurer]. If the sources of funds
                                     described above are insufficient to pay in
                                     full the monthly interest and monthly
                                     principal due on any payment date, you
                                     could experience losses or payment delays
                                     with respect to your notes or your
                                     certificates. See "Collections and
                                     Payments."

The Credit Enhancement
Arrangements May Not Be
Adequate to Assure Payment of
Your Notes or Your Certificates......[The insurance policy and the reserve account will serve as the principal sources
                                     of credit enhancement for the notes [and
                                     the certificates]. If the contracts
                                     experience higher losses than were
                                     projected in connection with the rating of
                                     the notes [and the certificates], the
                                     amount on deposit in the reserve account
                                     may be less than projected. If the amount
                                     on deposit in the reserve account is
                                     reduced to zero and there is a default
                                     under the insurance policy, the trust's
                                     sole source of funds, other than the yield
                                     supplement account, will be payments
                                     received on or in respect of the contracts
                                     (including proceeds received from the
                                     repossession and sale of the financed
                                     vehicles that secure defaulted contracts).
                                     We cannot assure you that the amount on
                                     deposit in the reserve account will be
                                     sufficient on any payment date to pay in
                                     full the monthly interest and monthly
                                     principal due on that payment date or that
                                     the insurer will perform its obligations
                                     under the insurance policy. See
                                     "Collections and Payments -- The Reserve
                                     Account" and ["Description of the
                                     Policy"].]

                                       8

                                     [The reserve account and the subordination of the certificates will serve as the principal sources of credit enhancement for the notes. The reserve account will serve as the principal source of credit enhancement for the certificates. If the contracts experience higher losses than were projected in connection with the rating of the notes and the certificates, the amount on deposit in the reserve account may be less than projected and the subordination of the certificates may be inadequate to protect you against losses.
                                     If the amount on deposit in the reserve
                                     account is reduced to zero, the trust's
                                     sole source of funds, other than the yield supplement account, will be payments received on or in respect of the contracts
                                     (including proceeds received from the
                                     repossession and sale of the financed
                                     vehicles that secure defaulted contracts).
                                     We cannot assure you that the amount on
                                     deposit in the reserve account will be
                                     sufficient on any payment date to pay in full the monthly interest and monthly principal due on that payment date or that the subordination of the certificates will be adequate to assure payment of the notes.
                                     See "Collections and Payments -- The
                                     Reserve Account" and "-- Subordination of the Certificates."]






Third Parties Could Acquire
Interests in the Contracts that
Would Reduce the Funds
Available to Make Payments on
Your Notes or Your Certificates......To facilitate servicing and to minimize administrative burden and expense, the
                                     servicer will act as custodian of the
                                     contracts and the contracts will not be
                                     segregated or otherwise marked to reflect
                                     their transfer to the trust. In the absence
                                     of a notation on the contracts reflecting
                                     the interest of the trust, a third party
                                     could acquire an interest in one or more of
                                     the contracts that would be superior to the
                                     interest of the trust. If that were to
                                     happen, payments received on or in respect
                                     of those contracts would not be available
                                     to make payments on the notes or the
                                     certificates.

Third Parties Could Acquire
Interests in the Financed Vehicles
that Would Reduce the Funds
Available to Make Payments on
Your Notes or Your Certificates......To facilitate servicing and to minimize administrative burden and expense, the
                                     certificates of title for the financed
                                     vehicles will not be marked to reflect the
                                     trust's security interests in the financed
                                     vehicles. In the absence of a notation on
                                     the certificates of title reflecting the
                                     interest of the trust, the trust may not
                                     have a perfected security interest in one
                                     or more of the financed vehicles in some
                                     states and a third party could acquire an
                                     interest in one or more of the financed
                                     vehicles that would be superior to the
                                     interest of the trust. If that were to
                                     happen, amounts received in connection with
                                     a sale or other disposition of those
                                     financed vehicles would not be available to
                                     make payments on the notes or the
                                     certificates. See "Material Legal Aspects
                                     of the Contracts -- Security Interest in
                                     Vehicles."

A Bankruptcy of the Originator
Could Result in Losses or
Payment Delays With Respect to
Your Notes or Your Certificates......The originator will represent and warrant in the purchase agreement that the transfer
                                     of the contracts from the originator to the
                                     seller is a sale rather than a financing.
                                     If the originator were to become the
                                     subject of a bankruptcy proceeding,
                                     however, the bankruptcy court could
                                     conclude that (1) the transfer of the
                                     contracts from the originator to the seller
                                     should be characterized as a financing and
                                     that the contracts should be included as
                                     part of the originator's bankruptcy estate
                                     or (2) the transfer of the contracts from
                                     the originator to the seller should be
                                     characterized as a sale but the assets and
                                     liabilities of the seller should be
                                     consolidated with the assets and
                                     liabilities of the originator for purposes
                                     of the bankruptcy proceeding. If a
                                     bankruptcy court were to reach either of
                                     these conclusions, you could experience
                                     losses or payment delays with respect to
                                     your notes or your certificates because:


                                     o  the trustees would not be permitted to
                                        exercise remedies against the originator on your behalf without the permission of the bankruptcy court;

                                     o  the bankruptcy court could require the
                                        trustees to accept property in exchange
                                        for the contracts that has less value
                                        than the contracts or could reduce the
                                        amount of collateral held by the trust;

                                     o  a tax or government lien on property of
                                        the originator that arose before the
                                        transfer of the contracts to the seller
                                        could be paid from amounts received on
                                        or in respect of the contracts before
                                        those amounts were used to make payments on your notes or your certificates; and

                                     o  the trustees may not have a perfected
                                        security interest in one or more of the
                                        financed vehicles or amounts collected
                                        on or in respect of the contracts held
                                        by the originator at the time of the
                                        commencement of the bankruptcy
                                        proceeding.

                                     We have taken steps in structuring the
                                     transaction described in this prospectus to minimize the risk that a bankruptcy court would conclude that the transfer of the contracts from the originator to the seller should be characterized as a financing rather than a sale or that the assets and liabilities of the seller should be consolidated with the assets and liabilities of the originator for purposes of a bankruptcy proceeding.



Contract Prepayments Could
Require You to Reinvest Your
Principal Earlier than Expected
at a Lower Rate of Return............The contracts can be prepaid in full or in part at any time by the related obligor
                                     without penalty. In addition, prepayments can occur as a result of rebates of extended warranty contract costs and insurance premiums, liquidations due to obligor payment defaults, receipts of proceeds from physical damage, credit life and credit disability insurance policies and payments made by the originator or the servicer in connection with breaches of representations and warranties. If prepayments on the contracts are more rapid than expected, you may have to reinvest principal earlier than expected at a rate of interest that is less than the rate of interest on the notes or the certificates. The rate of prepayment on the contracts may be influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the financed vehicle securing a contract without the consent of the registered lienholder. See "Weighted Average Life of the Offered Securities."

The Geographic Concentration of
the Contracts Could Result in
Losses or Payment Delays With
Respect to Your Notes or Your
Certificates.........................As of      , 1999,      %,       %,      %,
                                          %,    %,     %,   % and  % of the
                                     contracts, based on outstanding principal balance, related to obligors with mailing addresses in Florida, Georgia, Illinois, Maryland, North Carolina, Texas, Virginia and Wisconsin, respectively. As a result of this geographic concentration, economic conditions, legislative changes or other factors affecting these states could have a significant effect on the delinquency, credit loss or repossession experience of the contracts and could adversely affect the timing and amount of payments on the certificates.

Computer Program Problems
Beginning in the Year 2000 Could
Result in Payment Delays With
Respect to Your Notes or Your
Certificates.........................A number of existing computer programs use only two digits to identify a year. These programs could fail or produce erroneous results during transition from the year 1999 to the year 2000 and thereafter. The servicer is in the final stages of a year 2000 conversion project designed to ensure that its computerized information systems will be able to process accurately information that may be date sensitive. The servicer expects its computerized information systems to be year 2000 compliant by August 1999. The servicer has also identified its key third-party business partners and is coordinating with them to address potential year 2000 issues. The payment of interest and principal on your notes or your certificates could be delayed if the servicer, the owner trustee, the indenture trustee or The Depository Trust Company were to experience problems with their computer programs relating to the year 2000.

                       THE CARMAX AUTO OWNER TRUST 1999-1

Formation of the Trust

   The CarMax Auto Owner Trust 1999-1 (the "Trust") will be formed as a business trust under the laws of the State of Delaware under a Trust Agreement (the "Trust Agreement") between CarMax Auto Receivables LLC (the "Seller") and , as owner trustee (in its capacity as owner trustee, the "Owner Trustee"). The property of the Trust will include a pool (the "Contract Pool") of simple interest retail installment sale contracts originated by CarMax Auto Superstores, Inc. (the "Originator") in connection with the sale of new and used motor vehicles (collectively, the "Contracts") and certain payments due or
received on or in respect of the Contracts after            , 1999 (the "Cutoff
Date").  The aggregate outstanding principal balance of the Contracts (the "Pool
Balance") was $         as of the Cutoff Date.  See "Description of the Contract
Pool."

   The Originator and the Seller will enter into a Purchase Agreement (the "Purchase Agreement") under which the Originator will sell the Contracts to the Seller. The Seller, CarMax Auto Superstores, Inc., as servicer (in its capacity as servicer, the "Servicer"), and the Owner Trustee will enter into a Sale and Servicing Agreement (the "Sale and Servicing Agreement") under which the Seller will transfer the Contracts to the Trust and the Servicer will agree to service, manage, maintain custody of and collect amounts due under the Contracts for a monthly servicing fee. See "The Originator's Finance Operations" and "Description of the Transfer and Servicing Agreements."

Issuance of the Securities

      The Trust will issue the following asset backed securities:

      o        % Class A-1 Asset-Backed Notes in the initial aggregate
            principal amount of $         (the "Class A-1 Notes");

      o        % Class A-2 Asset-Backed Notes in the initial aggregate
            principal amount of $         (the "Class A-2 Notes");

      o        % Class A-3 Asset-Backed Notes in the initial aggregate
            principal amount of $         (the "Class A-3 Notes");

      o        % Class A-4 Asset-Backed Notes in the initial aggregate
            principal amount of $        (the "Class A-4 Notes"
            and, collectively with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Notes"); and

      o        % Asset-Backed Certificates in the initial aggregate principal
            amount of $                  (the "Certificates").

      The Notes will be issued under an Indenture (the "Indenture") between
the Owner Trustee and                 , as indenture trustee (in its capacity as
indenture trustee, the "Indenture Trustee"). The Certificates will be issued under the Trust Agreement. The Trust will issue the Notes and the Certificates on or about , 1999 (the "Closing Date"). We are offering the Notes and
the Certificates   (collectively,   the  "Offered  Securities")  for  sale  by
this prospectus.  The aggregate outstanding principal balance of the Notes (the
"Note Balance") will equal $       on the date of issuance. The aggregate
outstanding principal balance of the Certificates  (the "Certificate  Balance")
will equal $        on the date of issuance.  See "Description of the Notes" and
"Description of the Certificates."

      On the Closing Date, each class of Notes must be rated in the highest applicable category by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") and the Certificates must be rated at least by Moody's and at least by Standard & Poor's. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A rating does not comment as to market price or suitability for a particular investor. The ratings of the Offered Securities address the likelihood of the payment of principal and interest on the Offered Securities pursuant to their terms. We cannot assure you that any rating will remain for a given period of time or that any rating will not be lowered or withdrawn entirely by a rating agency.

The Trust Property

      The property of the trust will include:

      o  the Contracts;

      o certain amounts received on or in respect of the Contracts after the Cutoff Date;

      o security interests in the vehicles financed under the Contracts (the "Financed Vehicles");

      o any proceeds from claims on or refunds of premiums with respect to various physical damage, credit life and credit disability insurance policies relating to the Financed Vehicles or the related obligors;

      o funds on deposit in the Collection Account, the Yield Supplement Account and the Reserve Account;

      o [an unconditional and irrevocable insurance policy issued by guaranteeing payments of monthly interest and monthly principal on the Notes [and the Certificates]];

      o rights under the Purchase Agreement to cause the Originator to repurchase Contracts affected materially and adversely by breaches of the representations and warranties of the Originator made in the Purchase Agreement; and

      o rights under the Sale and Servicing Agreement to cause the Servicer to purchase Contracts affected materially and adversely by breaches of the representations and warranties of the Servicer made in the Sale and Servicing Agreement.

      The Trust will not acquire any assets other than the assets described above, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its formation and will not engage in any business other than acquiring and holding the assets described above and issuing and distributing payments on the Notes and the Certificates, no historical or pro forma financial information with respect to the Trust is included in this prospectus.

                       THE ORIGINATOR'S FINANCE OPERATIONS

First North American Credit

      The Originator is a leading retailer of new and used motor vehicles in the United States. The Originator sells motor vehicles through 35 stores in ten states and provides its customers with a full range of related services, including the financing of vehicle purchases through its own financing unit, First North American Credit ("FNAC"), and through third parties, and the sale of extended service contracts and automotive electronic products. The aggregate outstanding principal balance of all motor vehicle retail installment sale
contracts originated through FNAC was $         as of         , 1999.

Underwriting Procedures

      FNAC credit applications are accepted at CarMax Auto Superstores, Inc. locations. Each application requires that the applicant provide current information regarding his or her employment history, bank accounts, income, debts, credit references and other factors that are relevant to an assessment of creditworthiness. This information is entered into a local terminal and transmitted electronically to FNAC for review. In addition, FNAC obtains one or more credit reports from major credit reporting agencies summarizing each applicant's credit history and payment habits, including such items as open accounts, delinquent payments, bankruptcies, repossessions, lawsuits and judgments. FNAC uses credit scoring models developed for FNAC by experienced independent firms to analyze the information provided in the credit applications and obtained from the credit bureau reports and to derive a credit score for each applicant. The credit scoring models, in use since September 1993, are used to assess objectively an applicant's creditworthiness and to help FNAC quantify credit risk and implement risk adjusted pricing. The accuracy and effectiveness of the models are periodically validated by one or more independent third parties, and the models are periodically updated to include current statistical data.

      The majority of all credit applications are accepted or declined automatically. If an applicant meets the minimum credit score requirements using the credit scoring models, the related application is immediately approved. If the applicant does not meet these requirements, the related application is declined. The credit scoring models are also used to identify irregularities in an application or credit file. If FNAC receives an application deemed to be irregular or incomplete or an applicant requests that an application be manually reviewed, that application will be reviewed by an experienced credit underwriter. FNAC's credit underwriters manually approve or decline applications in accordance with credit policies established by senior management.

      Each installment sale contract originated by FNAC in connection with the sale of a new or used motor vehicle is secured by that vehicle. FNAC's underwriting standards emphasize the prospective obligor's creditworthiness and the value of the vehicle that will secure the related contract. Although FNAC does not adhere to specific loan-to-value ratios, the amount financed under an installment sale contract generally will not exceed certain amounts. In the case of new vehicles, the amount financed generally will not exceed the manufacturer's suggested retail price of the financed vehicle, including sales tax, license fees and title fees, plus the cost of service and warranty contracts. In the case of used vehicles, the amount financed generally will not exceed the "average blue book value" (as published by Kelley Blue Book Co., a standard reference source for dealers in used cars) of the financed vehicle, including sales tax, license fees and title fees, plus the cost of service and warranty contracts. FNAC believes that generally the resale value of a new vehicle purchased by an obligor will decline below the manufacturer's suggested retail price and, in some cases, may decline for a period of time below the principal balance outstanding on the related installment sale contract. FNAC also believes that the resale value of a used vehicle purchased by an obligor will decline, but believes that generally the amount of such decline (expressed as a percentage of the resale value of the vehicle at the time of purchase) will be less than the amount of the decline (expressed as a percentage of the manufacturer's suggested retail price) in the resale value of a new vehicle. FNAC regularly reviews the quality of its installment sale contracts and periodically conducts quality audits to ensure compliance with its established policies and procedures.

Collection Procedures

      FNAC measures delinquencies by the number of days elapsed from the date a payment is due under an installment sale contract (the "Due Date"). FNAC considers a contract to be delinquent when the related obligor fails to make a scheduled payment on or before the related Due Date. If a partial payment is received that is less than the regular monthly payment by more than a nominal amount, as determined by senior management (currently five dollars), and additional payments are not made prior to the Due Date, the account will be considered delinquent. FNAC mails a computer-generated delinquency notice to all delinquent obligors when their contracts become 11 days delinquent. FNAC also uses an automated delinquency monitoring system, which assigns delinquent contracts to different categories of collection priority based on the level of delinquency.

      FNAC manages its delinquencies using software that offers the ability to alter collections strategy according to individual account behavior and historical performance. Account risk is determined through the analysis of behavioral factors, such as credit risk at the initiation of the loan, the number of payments made, the level of historical delinquency and the number of times the obligor has failed to keep payment arrangements. FNAC reviews its collections strategy on a daily basis and uses optimization techniques to evaluate its collections strategy.

      FNAC's collection efforts are divided into specific areas depending upon the level of delinquency. Accounts that are fewer than 30 days past due are assigned to the Early Collections Group. The collectors in this group attempt to contact delinquent obligors by telephone or letter based on the level of delinquency and the history of the account. In addition, FNAC's customer service representatives are trained to handle accounts that are fewer than 30 days past due when receiving incoming calls. Accounts that reach a level of delinquency of greater than 30 days past due are assigned to the Late Collections Group, where they are reviewed by senior-level collectors who analyze each account to determine collateral risk. If a collector is unable to confirm payment on an account prior to 45 days delinquency, or if a collector determines that the collateral securing an account is at risk, the collector will recommend repossession of the related vehicle. All repossession recommendations must undergo a formal review process before being forwarded to the repossession department in the Specialty Collections Group. Once a vehicle is in FNAC's possession, the obligor has a redemption period to pay off the vehicle or bring the account to a current status, including payment of the repossession fees. At the conclusion of the redemption period, FNAC sells the vehicle and the remaining principal balance is charged off. All repossession activities are carried out in accordance with applicable state law and specific procedures adopted by FNAC. Other departments in the Specialty Collections Group include recovery collections, remarketing, skip tracing, legal and bankruptcy.

      In general, FNAC charges off a contract on the earliest of (1) the last day of the month during which any payment, or part thereof, due under the contract becomes 120 days or more delinquent (whether or not FNAC has repossessed the motor vehicle securing the contract), (2) if the motor vehicle securing the contract has been repossessed, the last day of the month during which the motor vehicle is liquidated and (3) the last day of the month during which the contract has been determined to be uncollectible in accordance with FNAC's customary practices.

      FNAC may extend the due date for a current or past due payment for up to 30 days under certain limited circumstances. In general, FNAC will only grant an extension if a contract has been in existence for at least six months and at least six monthly payments have been made. The total number of extensions an obligor may receive equals the number of years in the original term of the related contract, except that no more than two extensions will be granted during any 12-month period. FNAC will grant extensions only with respect to amounts that are fewer than 30 days past due and only if all other past due amounts are paid in full. In general, if a contract has been confirmed or reaffirmed in a bankruptcy proceeding and the related obligor has thereafter made three consecutive monthly payments, FNAC will return the contract to current status. All exceptions to the extension policy must be approved by FNAC's senior management.

Physical Damage Insurance

      In general, each installment sale contract requires the related obligor to obtain physical damage insurance covering loss or damage to the related financed vehicle. FNAC tracks the status of insurance and attempts to cause obligors to reinstate insurance in the event that the insurance is allowed to lapse. We can not assure you, however, that each Financed Vehicle will at all times be covered by physical damage insurance.

Allocation of Payments

      The  Contracts  will  be  Simple  Interest  Contracts.   "Simple  Interest
Contracts" provide for equal monthly payments that are applied, first, to interest accrued to the date of such payment, then to any applicable late charges, then to principal due on such date, then to any other fees due under the contract and then to reduce further the outstanding principal balance of the contract. Accordingly, if an obligor pays a fixed monthly installment before its due date under a Simple Interest Contract, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would have been had the payment been made on the contractual due date, and the portion of the payment applied to reduce the principal balance of the contract will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment under a Simple Interest Contract after its contractual due date, the portion of such payment allocable to interest for the period since the preceding payment will be greater than it would have been had the payment been made when due, and the portion of such payment applied to reduce the principal balance of the contract will be correspondingly less, in which case a larger portion of the principal balance may be due on the final scheduled payment date. In the event of the liquidation of a Contract or the repossession of a Financed Vehicle, amounts recovered are applied first to unpaid interest and principal and any applicable late charges or other fees and then to the expenses of repossession.


Delinquency and Credit Loss Experience

      We have set forth below certain delinquency and loss information with respect to the motor vehicle retail installment sale contracts originated by the Originator. We cannot assure you that the delinquency and loss experience of the Contracts will be comparable to that set forth in the following tables.

                           Delinquency Experience (1)




                          At April 30,             At April 30,           At December 31,      At December 31,       At December 31,
                             1999                     1998                     1998                  1997                  1996
                             ----                     ----                     ----                  ----                  ----
                     Number of             Number of               Number of              Number of              Number of
                     Contracts   Amount    Contracts     Amount    Contracts     Amount   Contracts    Amount    Contracts    Amount
                    ----------   -----     ---------     ------    ---------     ------   ---------    ------    ---------    ------


Total Contract
Portfolio...........
Delinquencies as
a  Percentage of
Total Contract
Portfolio (2)
  31-60 Days........
  61-90 Days........
  91 Days or More...
Total Delinquencies
as a Percentage of
Total Contract
Portfolio...........
Total
Delinquencies.......

-------------------------
(1)   Amounts represent principal amounts only.
(2) The period of delinquency is based on the number of days a payment is contractually past due.



                                                           Credit Loss Experience


                                         Four Months Ended April 30,        Year Ended December 31,
                                         ---------------------------        -----------------------
                                           1999        1998              1998        1997        1996
                                           ----        ----              ----        ----        ----

Total Number of Contracts
Outstanding at Period End
Average Number of
Contracts Outstanding
During the Period.......................
Outstanding Principal
Amount at Period End....................
Average Outstanding
Principal Amount During
the Period (1)..........................
Gross Charge-Offs (2)...................
Recoveries (3)..........................
Net Losses..............................
Number of Repossessions (4)(5)..........
Number of Repossessions
as a Percentage of the
Average Number of
Contracts Outstanding (5)(6)............
Net Losses as a Percentage
of the Average
Outstanding Principal
Amount..................................

-------------------------
(1) The Average Outstanding Principal Amount is calculated by taking the average of the monthly average outstanding principal amounts during the period presented.
(2) Gross Charge-Offs represents the total principal amount due on all installment sale contracts determined to be uncollectible during the period presented, less amounts recovered from the disposition of related vehicles, net of collection expenses (other than recoveries described in footnote (3) below).
(3) Recoveries represents amounts recovered on installment sale contracts previously charged off (including unsold repossessed assets carried at fair market value), net of collection expenses.
(4) Number of Repossessions represents the number of motor vehicles repossessed during the period presented.
(5) Repossession data is unavailable for periods prior to 1997. (6) The percentages for the four-month periods ended April 30, 1998 and April 30, 1999 are annualized. The four-month period ended April 30 is not necessarily indicative of a full year's actual results.

      The Originator's expectations with respect to delinquency and credit loss trends constitute forward-looking statements and are subject to important factors that could cause actual results to differ materially from those projected. Such factors include, but are not limited to, general economic factors affecting obligors' abilities to make timely payments on their indebtedness, such as employment status, rates of consumer bankruptcy, consumer debt levels generally and consumer debt interest rates. In addition, credit losses are affected by the Originator's ability to realize on recoveries of repossessed vehicles, including, but not limited to, the market for used cars at any given time.

                        DESCRIPTION OF THE CONTRACT POOL

Selection Criteria

      The Contracts were originated by the Originator in the ordinary course of business in connection with the sale of new and used motor vehicles. The Contracts were selected from the Originator's portfolio of motor vehicle retail installment sale contracts based on several criteria, including that each
Contract:

      o  is secured by a new or used motor vehicle;

      o  had an original principal balance of not more than  $             and a
         remaining principal balance as of the  Cutoff Date of not less than
         $             ;

      o  had an original term to maturity of not more than 72 months and not
         less than      months and a remaining term to maturity as of the
         Cutoff Date of not more than 72 months and not less than  months;

      o  is a Simple Interest Contract;

      o  has a contract rate of interest of at least       % and not more   than
            %;

      o provides for level monthly payments (except that the period between the contract date and the first installment date may be greater than or less than one month and the first and last payments may be less than or minimally greater than the level payments) that fully amortize the amount financed over the original term to maturity of the Contract;

      o relates to an obligor who has made at least two payments as of the Cutoff Date;

      o  was not more than 30 days delinquent as of the Cutoff Date;

      o is not secured by a Financed Vehicle that had been repossessed as of the Cutoff Date;

      o does not relate to an obligor that was the subject of a bankruptcy proceeding as of the Cutoff Date;

      o  is evidenced by only one original document; and

      o  was not selected using selection  procedures believed by the Originator
         or   the   Seller   to  be   adverse   to   the   Noteholders   or  the
         Certificateholders.

Certain Characteristics of the Contracts

      We have set forth below certain information with respect to the Contracts as of the Cutoff Date.



                         Composition of the Contracts
                             as of the Cutoff Date





                            Number of        Aggregate             Original       Weighted Average
                            Contracts    Principal Balance    Principal Balance    Contract Rate
                            ---------    -----------------    -----------------   -----------------

New Motor Vehicles........
Used Motor Vehicles.......
All Contracts.............




                       Weighted  Average     Weighted         Percentage of
                          Remaining          Average           Aggregate
                          Term (1)       Original Term (1) Principal Balance (2)
                          --------       ----------------  -------------------
New Motor Vehicles....
Used Motor............
Vehicles..............
All Contracts.........
-------------------------
(1) Based on scheduled  maturity and assuming no  prepayments  of the Contracts.
(2) Sum may not equal 100% due to rounding.





                Distribution of the Contracts by Remaining Term
                             as of the Cutoff Date


                                      Percentage of Total                                Percentage of
        Remaining        Number of         Number of              Aggregate                Aggregate
        Term Range       Contracts       Contracts (1)         Principal Balance     Principal Balance (1)
        ----------       ---------    -------------------      -----------------     ---------------------
 1 to 12 months......
13 to 24 months......
25 to 36 months......
37 to 48 months......
49 to 60 months......
61 to 72 months......
   Total.............


-------------------------
(1)   Sum may not equal 100% due to rounding.



            Distribution of the Contracts by Obligor Mailing Address
                              as of the Cutoff Date


                                          Percentage of Total                                Percentage of
     Obligor                 Number of         Number of              Aggregate                Aggregate
 Mailing Address             Contracts       Contracts (1)         Principal Balance     Principal Balance (1)
-----------------            ---------    -------------------      -----------------     ---------------------

Florida .............
Georgia..............
Illinois.............
Maryland.............
North Carolina.......
Texas................
Virginia.............
Wisconsin............
Other (2)............
      Total..........

------------------------
(1)   Sum may not equal 100% due to rounding.
(2)   None of the  remaining  states  accounts  for more  than % of the total
      number of Contracts or more than %   of the Aggregate Principal Balance.





          Distribution of the Contracts by Financed Vehicle Model Year
                              as of the Cutoff Date


                                       Percentage of Total                                Percentage of
                          Number of         Number of              Aggregate                Aggregate
    Model Year            Contracts       Contracts (1)         Principal Balance     Principal Balance (1)
    ----------            ---------    -------------------      -----------------     ---------------------

1988 and earlier.....
1989.................
1990.................
1991.................
1992.................
1993.................
1994.................
1995.................
1996.................
1997.................
1998.................
1999.................
2000.................
    Total............

-------------------------
(1)   Sum may not equal 100% due to rounding.
                                       21

                 Distribution of the Contracts by Contract Rate
                              as of the Cutoff Date



                                          Percentage of Total                                Percentage of
                             Number of         Number of              Aggregate                Aggregate
Contract Rate Range          Contracts       Contracts (1)         Principal Balance     Principal Balance (1)
-------------------          ---------    -------------------      -----------------     ---------------------
  5.000 to 5.999%....
  6.000 to 6.999%....
  7.000 to 7.999%....
  8.000 to 8.999%....
  9.000 to 9.999%....
10.000 to 10.999%....
11.000 to 11.999%....
12.000 to 12.999%....
13.000 to 13.999%....
14.000 to 14.999%....
15.000 to 15.999%....
16.000 to 16.999%....
17.000 to 17.999%....
More than 18.000%....
     Total ..........


-------------------------
(1)    Sum may not equal 100% due to rounding.

                WEIGHTED AVERAGE LIFE OF THE OFFERED SECURITIES

      In general, the weighted average life of the Offered Securities will be influenced by the rate at which the principal balances of the Contracts are paid. The Contracts can be prepaid in full or in part at any time by the related obligor without penalty. In addition, prepayments can occur as a result of rebates of extended warranty contract costs and insurance premiums, liquidations due to obligor payment defaults, receipts of proceeds from physical damage, credit life and credit disability insurance policies and payments made by the Originator or the Servicer in connection with breaches of representations and warranties under the Purchase Agreement or the Sale and Servicing Agreement. The rate of prepayment on the Contracts may be influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the Financed Vehicle securing a Contract without the consent of the Originator in its capacity as registered lienholder (in such capacity, the "Registered Lienholder"). In light of these considerations, we cannot assure you as to the amount of principal payments to be made on the Offered Securities on any Payment Date or that the Offered Securities will not be paid earlier than the applicable final scheduled Payment Date. You will bear the risk of not being able to reinvest early principal payments on the Offered Securities at yields at least equal to the yield on your Offered Securities.

      Prepayments on retail installment sale contracts, such as the Contracts, can be measured relative to a prepayment standard or model. The model used in this prospectus is the Absolute Prepayment Model ("ABS"). The ABS model represents an assumed rate of prepayment each month relative to the original number of contracts in a pool. The ABS model further assumes that all of the contracts are the same size and amortize at the same rate and that each will be paid as scheduled or will be prepaid in full. For example, in a pool of contracts originally containing 100 contracts, a 1.0% ABS rate means that one contract prepays in full each month. The ABS model, like any prepayment model, does not claim to be either a description of historical prepayment experience or a prediction of future prepayment experience.

      The tables on pages 25 to 30 have been prepared on the basis of various assumptions, including that:

      o the Yield Supplement Amount for each Payment Date is transferred from the Yield Supplement Account to the Collection Account on that Payment Date;

      o     the Contracts prepay in full at the specified monthly ABS;

      o each scheduled payment on the Contracts is made on the last day of each Collection Period and includes a full month of interest (and each Collection Period has 30 days);

      o     distributions on the Notes and the Certificates are paid in cash
            on each Payment Date commencing                         , 1999
            (and each Payment Date occurs on the 15th day of a month);

      o     the closing date for the Notes and the Certificates occurs
            on                , 1999;

      o no defaults or delinquencies occur in the payment of any of the Contracts;

      o no Contracts are repurchased due to a breach of any representation or warranty or for any other reason; and

      o the Servicer exercises its rights with respect to the Optional Sale on the first possible Payment Date.

      The tables indicate the projected weighted average life of the Notes and the Certificates. The tables set forth (1) the percentage of the initial aggregate outstanding principal balance of each class of Notes that is projected to be outstanding after each of the Payment Dates shown at specified ABS percentages and (2) the percentage of the initial aggregate outstanding principal balance of the Certificates that is projected to be outstanding after each of the Payment Dates shown at specified ABS percentages. The tables also assume that the Contracts have been aggregated into hypothetical pools with all of the Contracts within each such pool having the characteristics described below:

                                                       Weighted  Average       Weighted Average
   Pool          Cutoff Date      Weighted Average      Original Term to       Remaining Term to
  Number      Principal Balance    Contract Rate      Maturity (in Months)    Maturity (in Months)
  ------      -----------------   -----------------   --------------------    ---------------------







Total



      The information included in the following tables consists of forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the Contracts will differ from the assumptions used in constructing the tables on pages 25 to 30. We have provided these hypothetical illustrations using the assumptions listed above to give you a general illustration of how the principal balances of the Notes and the Certificates may decline. However, it is highly unlikely that the Contracts will prepay at a constant ABS until maturity or that all of the Contracts will prepay at the same ABS. In addition, the diverse terms of the Contracts within each of the hypothetical pools could produce slower or faster rates of principal payments than indicated in the tables at the various specified ABS rates. Any difference between the assumptions and the actual characteristics, performance and prepayment experience of the Contracts will affect the weighted average lives of the Notes and the Certificates.

-------------------------------------------------------------------------------
   Important notice regarding calculation of the weighted average life and the assumptions upon which the tables on pages 25 to 30 are based

       The weighted average life of each class of Notes is determined by: (1) multiplying the amount of each principal payment on that class by the number ofyears from the Closing Date to the related Payment Date; (2) adding the results; and (3) dividing the sum by the initial aggregate outstanding principal balance of that class.

       The weighted average life of the Certificates is determined by: (1) multiplying the amount of each principal payment on the Certificates by the number of years from the Closing Date to the related Payment Date; (2) adding the results; and (3) dividing the sum by the initial aggregate outstanding principal balance of the Certificates.

       The tables on pages 25 to 30 have been prepared based on (and should be read in conjunction with) the assumptions described on page 23 (including the assumptions regarding the characteristics and performance of the Contracts, which will differ from the actual characteristics and performance of the Contracts).
-------------------------------------------------------------------------------


                         Percent of Initial Note Balance
                         at Various ABS Percentages (1)


                                 Class A-1 Notes               Class A-2 Notes
                                 ----------------              ---------------
     Payment Date          1.0%  1.4%  1.6%  1.8%  2.5%  1.0%  1.4%  1.6%  1.8%  2.5%
     ------------          ----  ----  ----  ----  ----  ----  ----  ----  ----  ----

    Closing Date
 1  July, 1999 ..........
 2  August, 1999.........
 3  September, 1999......
 4  October, 1999........
 5  November, 1999.......
 6  December, 1999.......
 7  January, 2000........
 8  February, 2000.......
 9  March, 2000..........
10  April, 2000..........
11  May, 2000............
12  June, 2000...........
13  July, 2000...........
14  August, 2000.........
15  September, 2000......
16  October, 2000........
17  November, 2000.......
18  December, 2000.......
19  January, 2001........
20  February, 2001.......
21  March, 2001..........
22  April, 2001..........
23  May, 2001............
24  June, 2001...........
25  July, 2001...........
26  August, 2001.........
27  September, 2001 .....
28  October, 2001........
29  November, 2001.......
30  December, 2001.......
31  January, 2002........
32  February, 2002.......
33  March, 2002..........
34  April, 2002..........
35  May, 2002............
36  June, 2002...........
37  July, 2002...........
38  August, 2002.........
39  September, 2002......
40  October, 2002........
41  November, 2002.......
42  December, 2002.......
43  January, 2003........
44  February, 2003.......
45  March, 2003..........
46  April, 2003..........




                                 Class A-1 Notes               Class A-2 Notes
                                 ---------------               ----------------
     Payment Date          1.0%  1.4%  1.6%  1.8%  2.5%  1.0%  1.4%  1.6%  1.8%  2.5%
     ------------          ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
47  May, 2003............
48  June, 2003...........
49  July, 2003...........
50  August, 2003.........
51  September, 2003......
52  October, 2003........
53  November, 2003.......
54  December, 2003.......
55  January, 2004........
56  February, 2004.......
57  March, 2004..........
58  April, 2004..........
59  May, 2004............
    Weighted Average
    Life (In Years)......

-------------------------
(1) See the important notice on page 24 of this prospectus regarding calculation of the weighted average life and the assumptions on which this table is based.



                         Percent of Initial Note Balance
                         at Various ABS Percentages (1)


                              Class A-3 Notes               Class A-4 Notes
                              ---------------               ---------------
Payment Date             1.0%  1.4%  1.6%  1.8%  2.5%  1.0%  1.4%  1.6%  1.8%  2.5%
------------             ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
    Closing Date
 1  July, 1999 ..........
 2  August, 1999.........
 3  September, 1999......
 4  October, 1999........
 5  November, 1999.......
 6  December, 1999.......
 7  January, 2000........
 8  February, 2000.......
 9  March, 2000..........
10  April, 2000..........
11  May, 2000............
12  June, 2000...........
13  July, 2000...........
14  August, 2000.........
15  September, 2000......
16  October, 2000........
17  November, 2000.......
18  December, 2000.......
19  January, 2001........
20  February, 2001.......
21  March, 2001..........
22  April, 2001..........
23  May, 2001............
24  June, 2001...........
25  July, 2001...........
26  August, 2001.........
27  September, 2001 .....
28  October, 2001........
29  November, 2001.......
30  December, 2001.......
31  January, 2002........
32  February, 2002.......
33  March, 2002..........
34  April, 2002..........
35  May, 2002............
36  June, 2002...........
37  July, 2002...........
38  August, 2002.........
39  September, 2002......
40  October, 2002........
41  November, 2002.......
42  December, 2002.......
43  January, 2003........
44  February, 2003.......
45  March, 2003..........
46  April, 2003..........




                                 Class A-3 Notes               Class A-4 Notes
                                 ---------------               ----------------
     Payment Date          1.0%  1.4%  1.6%  1.8%  2.5%  1.0%  1.4%  1.6%  1.8%  2.5%
     ------------          ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
47  May, 2003............
48  June, 2003...........
49  July, 2003...........
50  August, 2003.........
51  September, 2003......
52  October, 2003........
53  November, 2003.......
54  December, 2003.......
55  January, 2004........
56  February, 2004.......
57  March, 2004..........
58  April, 2004..........
59  May, 2004............
    Weighted Average
    Life (In Years)......

-------------------------
(1) See the important notice on page 24 of this prospectus regarding calculation of the weighted average life and the assumptions on which this table is based.

                    Percent of Initial Certificate Balance
                         at Various ABS Percentages (1)


                                    Certificates
                                    -------------
     Payment Date          1.0%  1.4%  1.6%  1.8%  2.5%
     ------------          ----  ----  ----  ----  ----

    Closing Date
 1  July, 1999 ..........
 2  August, 1999.........
 3  September, 1999......
 4  October, 1999........
 5  November, 1999.......
 6  December, 1999.......
 7  January, 2000........
 8  February, 2000.......
 9  March, 2000..........
10  April, 2000..........
11  May, 2000............
12  June, 2000...........
13  July, 2000...........
14  August, 2000.........
15  September, 2000......
16  October, 2000........
17  November, 2000.......
18  December, 2000.......
19  January, 2001........
20  February, 2001.......
21  March, 2001..........
22  April, 2001..........
23  May, 2001............
24  June, 2001...........
25  July, 2001...........
26  August, 2001.........
27  September, 2001 .....
28  October, 2001........
29  November, 2001.......
30  December, 2001.......
31  January, 2002........
32  February, 2002.......
33  March, 2002..........
34  April, 2002..........
35  May, 2002............
36  June, 2002...........
37  July, 2002...........
38  August, 2002.........
39  September, 2002......
40  October, 2002........
41  November, 2002.......
42  December, 2002.......
43  January, 2003........
44  February, 2003.......
45  March, 2003..........
46  April, 2003..........

                                    Certificates
                                    ------------
     Payment Date          1.0%  1.4%  1.6%  1.8%  2.5%
     ------------          ---- ----   ---   ----  ----
47  May, 2003............
48  June, 2003...........
49  July, 2003...........
50  August, 2003.........
51  September, 2003......
52  October, 2003........
53  November, 2003.......
54  December, 2003.......
55  January, 2004........
56  February, 2004.......
57  March, 2004..........
58  April, 2004..........
59  May, 2004............
    Weighted Average
    Life (In Years)......

-------------------------
(1) See the important notice on page 24 of this prospectus regarding calculation of the weighted average life and the assumptions on which this table is based.

POOL FACTORS AND OTHER INFORMATION

      The "Note Pool Factor" will be a seven-digit decimal which the Servicer will compute with respect to each class of Notes prior to each Payment Date and which will equal (1) the remaining outstanding principal balance of that class as of that Payment Date after giving effect to all payments of principal to be made to the holders of that class on that Payment Date divided by (2) the initial outstanding principal balance of that class. Each Note Pool Factor will be 1.0000000 as of the Closing Date and thereafter will decline to reflect reductions in the outstanding principal balance of the related class of Notes. The portion of the outstanding principal balance of any class allocable to each holder of that class of Notes will equal the product of (1) the original denomination of the Note held by that holder and (2) the Note Pool Factor for that class at the time of determination.

      The "Certificate Pool Factor" will be a seven-digit decimal which the Servicer will compute with respect to the Certificates prior to each Payment Date and which will equal (1) the remaining outstanding principal balance of the Certificates as of that Payment Date after giving effect to all payments of principal to be made to the holders of the Certificates on that Payment Date divided by (2) the initial outstanding principal balance of the Certificates.
The Certificate Pool Factor will be 1.0000000 as of the Closing Date and thereafter will decline to reflect reductions in the outstanding principal balance of the Certificates. The portion of the outstanding principal balance of the Certificates allocable to each Certificateholder will equal the product of
(1) the original denomination of the Certificate held by that Certificateholder and (2) the Certificate Pool Factor at the time of determination.

      The Noteholders and the Certificateholders will receive reports on or about each Payment Date concerning payments received on the Contracts, the Pool Balance, each Note Pool Factor and the Certificate Pool Factor. In addition, the Noteholders and the Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Collections and Payments -- Statements to Securityholders."

                                 USE OF PROCEEDS

      On the Closing Date, the Seller will transfer the Contracts to the Trust in exchange for the net proceeds from the sale of the Notes and the Certificates. The Seller will apply the net proceeds from the sale of the Notes and the Certificates to the purchase of the Contracts from the Originator. The Originator will use the proceeds from the sale of the Contracts to the Seller to repay existing debt and for general corporate purposes.

                  DESCRIPTION OF THE ORIGINATOR AND THE SELLER

CarMax Auto Superstores, Inc.

      CarMax Auto Superstores, Inc. (the "Originator") is a leading retailer of new and used motor vehicles in the United States. The Originator opened its first store in Richmond, Virginia in September 1993 and currently operates 35 stores in ten states. The Originator was incorporated in Virginia and is a wholly-owned subsidiary of Circuit City Stores, Inc., the nation's largest retailer of brand-name consumer electronics and major appliances and a leading retailer of personal computers and music software. The Originator was the first used vehicle retailer to offer a large selection of quality used vehicles at low, fixed prices using a customer-friendly sales process in an attractive, modern sales facility. The Originator has designed a strategy to better serve the market by addressing the major sources of dissatisfaction with traditional used car retailing and to maximize operating efficiencies with sophisticated systems and standardized operating procedures and store formats. The Originator's principal executive offices are located at 4900 Cox Road, Glen Allen, Virginia 23060, and its telephone number is (804) 747-0422.

      The Originator purchases, reconditions, and sells used motor vehicles at each of its stores, and sells new motor vehicles at 12 of its stores under franchise agreements with various manufacturers. In addition, the Originator provides its customers with a full range of related products and services, including the financing of vehicle purchases through FNAC, the sale of extended service contracts and the sale of automotive electronic products. In general, the used motor vehicles offered by the Originator are one to six years old with fewer than 60,000 miles and range in price from $9,000 to $30,000. Each store also offers a limited selection of used motor vehicles that are more than six years old or have more than 60,000 miles. These vehicles range in price from $3,000 to $12,000. All used vehicles are thoroughly reconditioned to meet high mechanical, electrical, safety and cosmetic standards and must pass a comprehensive inspection before being offered for sale. All inspections are performed by qualified service technicians, most of whom are certified by the National Institute for Automotive Service Excellence.

      The Originator acquires a significant portion of its used-vehicle inventory through its appraisal process in which it appraises and makes an offer to purchase any properly documented vehicle from the public. The Originator also acquires a significant portion of its used vehicles through auctions and, to a lesser extent, directly from other sources, including wholesalers, dealers and fleet owners. AutoMation(R), a computerized database which is the central feature of the Originator's inventory management and control system, enables each vehicle to be tracked throughout the sales process. Using the information provided by AutoMation, and applying sophisticated statistical modeling techniques, the Originator is able to optimize its inventory mix and display by store, anticipate future inventory needs at each store, evaluate sales consultant performance and refine its vehicle pricing strategy. The Originator maintains strict inventory aging policies under which it disposes of any vehicle that has not been sold at retail within specified periods.

      The Originator began offering on-site financing to its customers through FNAC in September 1993 and currently originates installment sale contracts at all of its stores. For the fiscal years ended February 28, 1995, 1996, 1997, 1998 and 1999, CarMax originated installment sale contracts aggregating approximately $46 million, $98 million, $150 million, $315 million and $615 million, respectively. Of the $ million of contracts in the Originator's servicing portfolio as of , 1999, approximately % represented contracts originated in connection with the sale of used motor vehicles and approximately % represented contracts originated in connection with the sale of new motor vehicles.

      The Originator operates stores in the following markets:

              Market                      Number of Stores
              ------                      ----------------

      Washington D.C./Baltimore, Maryland       4
      Chicago, Illinois                         4
      Dallas, Texas                             4
      Atlanta, Georgia                          3
      South Florida                             3
      Houston, Texas                            3
      Los Angeles, California                   2
      Orlando, Florida                          2
      Tampa, Florida                            2
      Kenosha, Wisconsin                        2
      Charlotte, North Carolina                 1
      Raleigh, North Carolina                   1
      Greenville, South Carolina                1
      San Antonio, Texas                        1
      Dulles, Virginia                          1
      Richmond, Virginia                        1

CarMax Auto Receivables LLC

      CarMax Auto Receivables LLC (the "Seller"), a wholly-owned subsidiary of the Originator, was organized on May , 1999 as a Virginia limited liability company. The Seller was organized for the limited purpose of purchasing motor vehicle retail installment sale contracts from the Originator, transferring the contracts to the Trust and other third parties and conducting activities incidental to these limited purposes. The Seller's principal executive offices are located at 4900 Cox Road, Glen Allen, Virginia 23060, and its telephone number is (804) 747-0422.

      The Seller has taken steps in structuring the transactions described in this prospectus that are intended to ensure that the voluntary or involuntary application for relief by the Originator under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in the consolidation of the assets and liabilities of the Seller with those of the Originator. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to articles of organization containing various limitations, including restrictions on the nature of the Seller's business, as described above, and restrictions on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of the directors of the Seller's corporate manager. We cannot assure you, however, that the activities of the Seller or the nature of its relationship with the Originator would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of the Originator in a proceeding under an Insolvency Law. See "Material Legal Aspects of the Contracts -- Bankruptcy Matters."

      The Seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, it would not be a proper exercise of equitable discretion for a court to disregard the separate existence of the Originator and the Seller and to require the consolidation of the assets and liabilities of the Seller with those of the Originator in the event that the Originator were to become the subject of a proceeding under the federal bankruptcy laws. Among other things, counsel has assumed that the Seller will follow certain procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the Originator and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the Originator. The Seller has represented that it will follow these and other procedures related to maintaining its separate identity. In the event that the Seller did not follow these procedures, we cannot assure you that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of the Originator in a proceeding under an Insolvency Law. If a court were to reach such a conclusion, or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the issues described above, you could experience losses or payment delays with respect to your Notes or your Certificates.

                            DESCRIPTION OF THE NOTES

      The Notes will be issued under the Indenture. The following summary of certain terms of the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Notes and the Indenture. A form of the Indenture has been filed as an exhibit to the Registration Statement of which this prospectus forms a part.

Note Registration

      The Notes will be available for purchase in minimum denominations of $1,000 and integral multiples in excess thereof. The Notes will initially be issued only in book-entry form. See "Registration of the Offered Securities."

Interest Payments

      Interest will be payable on each class of Notes monthly on the 15th day of each month (or, if the 15th day is not a business day, on the following business day) (each, a "Payment Date"), commencin , 1999. Interest will be payable on each Payment Date to the holders of record of the Notes (the "Noteholders") as of the preceding business day or, if the Notes have been issued in definitive form, as of the last business day of the preceding month (each, a "Record Date").

      The Notes will bear interest at the following rates per annum (each, a "Note Interest Rate"):

      (1)   in the case of the Class A-1 Notes,       % per annum (the "Class
            A-1 Rate");

      (2)   in the case of the  Class  A-2  Notes,  % per annum (the "Class  A-2
            Rate");

      (3) in the case of the Class A-3 Notes, % per annum (the "Class A-3 Rate"); and

      (4)   in the case of the  Class  A-4  Notes,  % per annum  (the  "Class
            A-4 Rate").

      The Notes will accrue interest during the period from and including a Payment Date (or, in the case of the accrual period for the first Payment Date, the Closing Date) to but excluding the following Payment Date (each, an "Interest Accrual Period").

      Interest on the Notes will be calculated (1) in the case of the Class A-1 Notes, based on the actual number of days elapsed during the applicable Interest Accrual Period and a 360-day year and (2) in the case of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, based on a 360-day year consisting of twelve 30-day months. Interest payable on each class of Notes on any Payment Date will be calculated based on the outstanding principal balance of that class as of the preceding Payment Date after giving effect to all payments of Monthly Note Principal on that preceding Payment Date (or, in the case of the first interest payment, based on the initial outstanding principal balance of that class). Interest due but not paid on the Notes on any Payment Date will be due on the following Payment Date together with interest on such unpaid amount at the applicable Note Interest Rate (to the extent permitted by law).

      Each class of Notes will have an equal right to receive its share of the Monthly Note Interest for any Payment Date. If the amount available to pay interest on the Notes on any Payment Date is less than the aggregate amount of interest (including overdue interest) payable on the Notes on that Payment Date, the available amount will be paid to the holders of each class of Notes pro rata based on the aggregate amount of interest (including overdue interest) payable to that class on that Payment Date. If an event of default shall have occurred and be continuing under the Indenture, the holders of the Certificates will not be entitled to receive payments of interest until the Notes have been paid in full.

      "Monthly Note Interest" means, for any Payment Date, the sum of (1) the interest accrued on the Class A-1 Notes during the preceding Interest Accrual Period at the Class A-1 Rate, (2) the interest accrued on the Class A-2 Notes during the preceding Interest Accrual Period at the Class A-2 Rate, (3) the interest accrued on the Class A-3 Notes during the preceding Interest Accrual Period at the Class A-3 Rate and (4) the interest accrued on the Class A-4 Notes during the preceding Interest Accrual Period at the Class A-4 Rate.

Principal Payments

      Principal will be payable on the Notes monthly on each Payment Date in an amount equal to the Monthly Note Principal plus the Supplemental Note Principal, if any, for that Payment Date. Monthly Note Principal and Supplemental Note Principal, if any, will be paid in the following order of priority:

      (1) to the holders of the Class A-1 Notes until the outstanding principal balance of the Class A-1 Notes has been reduced to zero;

      (2) to the holders of the Class A-2 Notes until the outstanding principal balance of the Class A-2 Notes has been reduced to zero;

      (3) to the holders of the Class A-3 Notes until the outstanding principal balance of the Class A-3 Notes has been reduced to zero; and

      (4) to the holders of the Class A-4 Notes until the outstanding principal balance of the Class A-4 Notes has been reduced to zero;

provided, however, that, if the amount available to pay principal of the Notes on any Payment Date is less than the Monthly Note Principal for that Payment Date, the available amount will be paid to the holders of each class of Notes pro rata based on the outstanding principal balance of that class as of that Payment Date.

      "Monthly Note Principal" means, for any Payment Date, the lesser of (1) the Note Balance as of the day preceding that Payment Date and (2) the amount necessary to reduce the sum of the Note Balance and the Certificate Balance as of the day preceding that Payment Date to the Pool Balance as of the last day of the preceding Collection Period; provided, however, that the portion of the Monthly Note Principal payable to the holders of any class of Notes on the final scheduled Payment Date for that class will equal the outstanding principal balance of that class as of the day preceding that final scheduled Payment Date. For the purpose of determining Monthly Note Principal, the unpaid principal balance of a Defaulted Contract or a Purchased Contract will be deemed to be zero on and after the last day of the Collection Period during which that Contract became a Defaulted Contract or a Purchased Contract.

      "Supplemental Note Principal" means, for any Payment Date, the amount, if any, by which (1) the Specified Credit Enhancement Amount for that Payment Date exceeds (2) the Required Reserve Account Amount for that Payment Date.

      "Specified Credit Enhancement Amount" means, for any Payment Date, the greatest of (1) $ , (2) % of the Pool Balance as of the last day of the preceding Collection Period (or, in the case of the first Payment Date, as of the Closing Date) and (3) the aggregate principal balance of the Contracts (other than Defaulted Contracts) that were 91 days or more delinquent as of the end of the preceding Collection Period (or, in the case of the first Payment Date, as of the Closing Date); provided, however, that the Specified Credit Enhancement Amount for any Payment Date will not exceed the sum of the Note Balance and the Certificate Balance as of that Payment Date (after giving effect to all payments of principal made to the Noteholders and the Certificateholders on that Payment Date).

       The final scheduled Payment Dates for the Notes are as follows:

      (1)         , 200   for the Class A-1 Notes;

      (2)         , 200   for the Class A-2 Notes;

      (3)         , 200   for the Class A-3 Notes; and

      (4)         , 200   for the Class A-4 Notes.

      The holders of the Certificates will not be entitled to receive payments of principal until the Notes have been paid in full.

Optional Redemption

      The Notes will be redeemed in full on any Payment Date on which the Servicer exercises its option to purchase the Contracts (which option may only be exercised if the Pool Balance as of the close of business on the last day of a Collection Period was 10% or less of the initial Pool Balance). The redemption price payable to the holders of each class of Notes in connection with any such purchase will be equal to the outstanding principal balance of that class as of the purchase date plus accrued and unpaid interest thereon at the applicable
Note Interest Rate. See "Description of the Transfer and Servicing Agreements -- Termination of the Trust."

The Indenture Trustee

                       will act as trustee  under the  Indenture.  The Indenture
Trustee is a        . The principal corporate trust office of the Indenture
Trustee is located at              ,  Attention:        . The Indenture  Trustee
will have various rights and duties with respect to the Notes. See "Description of the Indenture."

                         DESCRIPTION OF THE CERTIFICATES

      The Certificates will be issued under the Trust Agreement. The following summary of certain terms of the Certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Certificates and the Trust Agreement. A form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part.

Certificate Registration

      The Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples in excess thereof. The Certificates will initially be issued only in book-entry form. See "Registration of the Offered Securities."

Interest Payments

      Interest will be payable on the Certificates monthly on each Payment Date, commencing , 1999; provided, however, that if an event of default shall have occurred and be continuing under the Indenture, the holders of the Certificates will not be entitled to receive payments of interest until the Notes have been paid in full. Interest will be payable on each Payment Date to the holders of record of the Certificates (the "Certificateholders") as of the preceding Record Date.

      The Certificates will accrue interest during each Interest Accrual Period at % per annum (the "Certificate Interest Rate"). Interest on the Certificates will be calculated based on a 360-day year consisting of twelve 30-day months. Interest payable on the Certificates on any Payment Date will be calculated based on the outstanding principal balance of the Certificates as of the preceding Payment Date after giving effect to all payments of Monthly Certificate Principal on that preceding Payment Date (or, in the case of the first interest payment, based on the initial outstanding principal balance of the Certificates). Interest due but not paid on the Certificates on any Payment Date will be due on the following Payment Date together with interest on such unpaid amount at the Certificate Interest Rate (to the extent permitted by law).

      "Monthly Certificate Interest" means, for any Payment Date, the interest accrued on the Certificates during the preceding Interest Accrual Period at the Certificate Interest Rate.

Principal Payments

      Principal will be payable on the Certificates monthly on each Payment Date in an amount equal to the Monthly Certificate Principal for that Payment Date; provided, however, that the holders of the Certificates will not be entitled to receive payments of principal until the Notes have been paid in full.

      "Monthly Certificate Principal" means, for any Payment Date on or after which the Notes have been paid in full, the lesser of (1) the Certificate Balance as of the day preceding that Payment Date and (2) the amount necessary to reduce the Certificate Balance as of the day preceding that Payment Date to the Pool Balance as of the last day of the preceding Collection Period; provided, however, that Monthly Certificate Principal on the final scheduled Payment Date for the Certificates will equal the Certificate Balance as of the day preceding that final scheduled Payment Date. For the purpose of determining Monthly Certificate Principal, the unpaid principal balance of a Defaulted Contract or a Purchased Contract will be deemed to be zero on and after the last day of the Collection Period during which that Contract became a Defaulted Contract or a Purchased Contract.

       The final scheduled Payment Date for the Certificates is          , 200 .
The date on which the Certificates are paid in full is expected to be earlier than the final scheduled Payment Date, however, and could be significantly earlier under certain circumstances. See "Weighted Average Life of the Offered Securities."

Optional Prepayment

      The Certificates will be prepaid in full on any Payment Date on which the Servicer exercises its option to purchase the Contracts (which option may only be exercised if the Pool Balance as of the close of business on the last day of a Collection Period was 10% or less of the initial Pool Balance). The price payable to the Certificateholders in connection with any such purchase will be equal to the Certificate Balance as of the purchase date plus accrued and unpaid interest thereon at the Certificate Interest Rate. See "Description of the Transfer and Servicing Agreements -- Termination of the Trust."

The Owner Trustee

                       will act as owner trustee under the Trust Agreement.  The
Owner Trustee is a        . The principal  corporate  trust office of the Owner
Trustee is located at         ,  Attention:       . The Owner  Trustee will have
various rights and duties with respect to the Certificates. See "Description of the Transfer and Servicing Agreements."

                     REGISTRATION OF THE OFFERED SECURITIES

Book-Entry Registration

      Each class of Offered Securities initially will be represented by one or more certificates, in each case registered in the name Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC"). Cede is expected to be the holder of record of the Offered Securities. Unless and until Definitive
Securities are issued under the limited circumstances described in this prospectus, no holder of an Offered Security (each, a "Securityholder") will be entitled to receive a physical certificate representing that Offered Security. All references in this prospectus to actions by Securityholders refer to actions taken by DTC or its nominee, as the case may be, upon instructions from the participants in the DTC system, and all references in this prospectus to payments, notices, reports and statements to Securityholders refer to participants, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Offered Securities, for distribution to Securityholders in accordance with DTC's procedures. The beneficial owners of the Offered Securities (the "Security Owners") will not be recognized by the Owner Trustee or the Indenture Trustee, as applicable, as Securityholders, and Security Owners will be permitted to exercise the rights of Securityholders only indirectly through DTC and its participating members ("DTC Participants"). Security Owners may hold Offered Securities in Europe through Cedelbank or Euroclear, which in turn will hold through DTC, if they are DTC Participants, or indirectly through DTC Participants. See "-- Cedelbank and Euroclear."

The Depository Trust Company

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities for DTC Participants and facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participant accounts, thereby eliminating the need for physical movement of securities. DTC
Participants include securities brokers and dealers (who may include the Underwriters), banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules. The rules applicable to DTC and the DTC Participants are on file with the Securities and Exchange Commission (the "SEC").

      Cedelbank and Euroclear will hold omnibus positions on behalf of the Cedelbank Participants and the Euroclear Participants, respectively, through customers' securities accounts in the name of Cedelbank and Euroclear on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Transfers between Cedelbank Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedelbank Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time-zone differences, credits or securities in Cedelbank or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedelbank Participant or Euroclear Participant on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures, see Annex A included at the end of this prospectus, and for information regarding tax documentation procedures relating to the Offered Securities, see Annex A included at the end of this prospectus and "Material Federal Income Tax Consequences -- Tax Consequences to Foreign Note Owners" and "-- Tax Consequences to Holders of the Certificates -- Tax Consequences to Foreign Certificate Owners."

      Purchases of Offered Securities under the DTC system must be made by or through DTC Participants, which will receive a credit for the Offered Securities on DTC's records. The ownership interest of each Security Owner is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Security Owners will not receive written confirmation from DTC of their purchase, but Security Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Security Owner entered into the transaction. Transfers of ownership interests in the Offered Securities are to be accomplished by entries made on the books of DTC Participants acting on behalf of Security Owners.

      To facilitate subsequent transfers, all Offered Securities deposited by DTC Participants with DTC are registered in the name of DTC's nominee, Cede. The deposit of Offered Securities with DTC and their registration in the name of Cede effects no change in beneficial ownership. DTC has no knowledge of the identity of the actual Security Owners of the Offered Securities. DTC's records reflect only the identity of the DTC Participants to whose accounts such Offered Securities are credited, which may or may not be the Security Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge Offered Securities to persons or entities that do not participate in the DTC system, or otherwise take action in respect of such Offered Securities, may be limited due to lack of a physical certificate for such Offered Securities.

      Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Security Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Neither DTC nor Cede will consent or vote with respect to the Offered Securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede's consenting or voting rights to those DTC Participants to whose accounts the Offered Securities are credited on the record date (identified in a listing attached thereto). Principal and interest payments on the Offered Securities will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the Payment Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the Payment Date. Payments by DTC Participants to Security Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such DTC Participant and not of DTC, the Owner Trustee, the Indenture Trustee or the Seller, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Owner Trustee or the Indenture Trustee, as applicable, disbursement of such payments to DTC Participants is the responsibility of DTC, and disbursement of such payments to the Security Owners is the responsibility of DTC Participants and Indirect Participants. Accordingly, Security Owners may experience some delay in their receipt of payments.

      The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Seller believes to be reliable, but the Seller assumes no responsibility for the accuracy thereof.

      DTC management is aware that some computer applications and systems used for processing data were written using two digits rather than four to define the applicable year, and therefore may not recognize a date using "00" as the Year 2000. This could result in the inability of these systems to properly process transactions with dates in the Year 2000 and thereafter. DTC has developed and is implementing a program to address this problem so that its applications and systems relating to the payment of distributions (including principal and income payments) to securityholders, book-entry deliveries and settlement of trades within DTC continue to function properly. This program includes a technical assessment and a remediation plan, each of which is complete. DTC plans to implement a testing phase of this program which is expected to be completed within appropriate time frames.

      In addition, DTC is contacting (and will continue to contact) third party vendors that provide services to DTC to determine the extent of their Year 2000 compliance, and DTC will develop contingency plans as it deems appropriate to address failures in Year 2000 compliance on the part of third party vendors. However, there can be no assurance that the systems of third party vendors will be timely converted and will not adversely affect the proper functioning of DTC's services.

      The information set forth in the preceding two paragraphs has been provided by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The Seller makes no representations as to the accuracy or completeness of such information.

Cedelbank and Euroclear

      Cedelbank, societe anonyme ("Cedelbank") is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations ("Cedelbank Participants") and facilitates the clearance and settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to its Cedelbank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Cedelbank is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Cedelbank Participants are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Cedelbank Participant, either directly or indirectly.

      The Euroclear system (the "Euroclear System") was created in 1968 to hold securities for participants in the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.

      The Euroclear System is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator" or "Euroclear") under a contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

       Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Offered Securities held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Sale and Servicing Agreement, the Trust Agreement or the Indenture, as applicable, on behalf of a Cedelbank Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Offered Securities among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

      The information in this section concerning Cedelbank and Euroclear has been obtained from sources that the Seller believes to be reliable, but the Seller assumes no responsibility for the accuracy thereof.

Definitive Securities

      The Offered Securities will be issued in fully registered, certificated form ("Definitive Securities") to Security Owners or their respective nominees, rather than to DTC or its nominee, only if (1) the Owner Trustee or the Indenture Trustee, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Offered Securities and the Owner Trustee or the Indenture Trustee, as applicable, is unable to locate a qualified successor, (2) the Owner Trustee or the Indenture Trustee, as applicable, elects, at its option, to terminate the book-entry system through DTC or (3) after the occurrence of an event of default under the Sale and Servicing Agreement or the Indenture, as applicable, the Security Owners representing at least a majority of the outstanding principal amount of the applicable Offered Securities advise the Owner Trustee or the Indenture Trustee, as applicable, through DTC that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Security Owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Owner Trustee or the Indenture Trustee, as applicable, will be required to notify the applicable Security Owners, through DTC Participants, of the availability of Definitive Securities. Upon surrender by DTC of the certificates representing the Offered Securities and the receipt of instructions for re-registration, the Owner Trustee or the Indenture Trustee, as applicable, will issue Definitive Securities to the related Security Owners. Payments of interest and principal on the Definitive Securities will be made by the Owner Trustee or the Indenture Trustee, as applicable, on each Payment Date directly to the holders in whose name the Definitive Securities were registered at the close of business on the preceding Record Date. The final payment on any Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution mailed to the Securityholders.

      Definitive Securities will be transferable and exchangeable at the offices of the Owner Trustee or the Indenture Trustee, as applicable, or any security registrar appointed by the Owner Trustee or the Indenture Trustee, as applicable. No service charge will be imposed for any registration of transfer or exchange, but the Owner Trustee or the Indenture Trustee, as applicable, may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any transfer or exchange.

                            COLLECTIONS AND PAYMENTS

The Trust Accounts

      The Servicer will establish and maintain the following accounts:

      (1) an account in the name of the Indenture Trustee, for the benefit of the Noteholders, the Certificateholders, the Servicer [and the Insurer], into which all payments made on or in respect of the Contracts and certain amounts withdrawn from the Reserve Account or the Yield Supplement Account [or paid under the Policy] will be deposited (the "Collection Account");

      (2) an account in the name of the Indenture Trustee, for the benefit of the Noteholders, into which all amounts released from the Collection Account for payment to the Noteholders will be deposited and from which all payments to the Noteholders will be made (the "Note Payment Account"); and

      (3) an account in the name of the Owner Trustee, for the benefit of the Certificateholders, into which all amounts released from the Collection Account for payment to the Certificateholders will be deposited and from which all payments to the Certificateholders will be made (the "Certificate Payment Account").

      The Servicer will also establish and maintain the Reserve Account and the Yield Supplement Account. See "-- The Reserve Account" and "-- The Yield Supplement Account."

      The amounts on deposit in the Collection Account will be invested by the Indenture Trustee in Eligible Investments. The Collection Account, the Note Payment Account and the Certificate Payment Account must be maintained as Eligible Deposit Accounts.

      "Eligible   Investments"  means  investments  acceptable  to  Moody's  and
Standard & Poor's (together, the "Rating Agencies") as being consistent with the ratings of the Offered Securities. Eligible Investments will include:

      (1) direct obligations of, and obligations guaranteed by, the United States of America, the Federal National Mortgage Association, or any instrumentality of the United States of America;

      (2) demand and time deposits in or similar obligations of any depository institution or trust company, including the Indenture Trustee or the Owner Trustee or any agent of the Indenture Trustee or the Owner Trustee, acting in their respective commercial capacities, rated P-1 by Moody's or A-1+ by Standard & Poor's (an "Approved Rating") or any other deposit which is fully insured by the Federal Deposit Insurance Corporation;

      (3) repurchase obligations with respect to any security issued or guaranteed by an instrumentality of the United States of America entered into with a depository institution or trust company, acting as principal, having an Approved Rating;

      (4) short-term corporate securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, the short-term unsecured obligations of which have an Approved Rating, or a higher rating, at the time of the investment;

      (5) commercial paper having an Approved Rating at the time of the investment;

      (6) a guaranteed investment contract issued by an insurance company or other corporation acceptable to the Rating Agencies;

      (7) interests in a money market fund having a rating of Aaa by Moody's or AAAm by Standard & Poor's; and

      (8) any other investment approved in advance in writing by the Rating Agencies.

      "Eligible Deposit Account" means:

      (1)   a segregated account with an Eligible Institution; or

      (2) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any state thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in the related account, so long as any of the securities of the depository institution shall have a credit rating from each of Moody's and Standard & Poor's in one of its generic rating categories that signifies investment grade.

      "Eligible Institution" means:

      (1)   the corporate trust department of the Indenture Trustee; or

      (2) a depository institution organized under the laws of the United States or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) that has either a long-term unsecured debt rating of at least Baa3 from Moody's or a long-term unsecured debt rating, a short-term unsecured debt rating or a certificate of deposit rating acceptable to the Rating Agencies, and whose deposits are insured by the FDIC.

Advances by the Servicer

      The Servicer will advance funds to cover 30 days of interest due on any Contract that is more than 30 days delinquent at the end of any Collection Period. The Servicer will make an advance only if it expects, in its sole discretion, to recover the amount of the advance from subsequent payments on the related Contract. The Servicer will deposit the amount of each advance in the Collection Account on or before the Determination Date following the end of the related Collection Period. The Servicer will recover advances made with respect to any Contract from subsequent payments on that Contract or, if that Contract becomes a Defaulted Contract or the Servicer otherwise determines that the advances made with respect to that Contract are unrecoverable, from amounts withdrawn from the Reserve Account or from payments received on or in respect of other Contracts.

Payment Sources

      The Servicer will deposit all amounts received on or in respect of the Contracts (from whatever source) during each month (each, a "Collection Period") into the Collection Account not later than two business days after receipt of such amounts; provided, however, that, at any time that and for so long as (1) the Originator is the Servicer, (2) no event of default shall have occurred and be continuing with respect to the Servicer under the Sale and Servicing Agreement and (3) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies has been satisfied, the Servicer will not be required to deposit any such amounts received during any Collection Period into the Collection Account until the business day preceding the following Payment Date. Amounts received on or in respect of the Contracts may be invested by the Servicer at its own risk and for its own benefit, pending deposit into the Collection Account, and will not be segregated from its own funds. The Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the Trust to secure timely remittances of collections on the Contracts and payment of the aggregate Purchase Amounts with respect to Contracts purchased by the Servicer.

      On each Payment Date, payments on the Notes and the Certificates will be made from the following sources ("Available Funds"):

      (1) obligor payments received with respect to the Contracts during the preceding Collection Period;

      (2) advances made by the Servicer in respect of Contracts that were more than 30 days delinquent at the end of the preceding Collection Period;

      (3) liquidation proceeds received with respect to the Contracts during the preceding Collection Period;

      (4)   interest earned on funds on deposit in the Collection Account;

      (5)   the  Purchase  Amount  for  all  Contracts  that  became   Purchased
            Contracts during the preceding Collection Period; and

      (6) amounts withdrawn on that Payment Date from the Yield Supplement Account.

      On or before the sixth day preceding each Payment Date or, if the sixth day is not a business day, the following business day (each, a "Determination Date"), the Servicer will determine the amount of Available Funds for the following Payment Date and the amount required to be paid to the Servicer, the Noteholders, the Certificateholders [and the Insurer] on that Payment Date. If the amount required to be paid on any Payment Date exceeds the amount of Available Funds for that Payment Date, all or a portion of that excess will be covered [first] through the withdrawal of funds from the Reserve Account [and then through a payment under the Policy, in each case] as described below.

The Reserve Account

      The Servicer will establish and maintain with the Indenture Trustee, for the benefit of the Noteholders, the Certificateholders, the Servicer [and the Insurer], an account into which certain excess collections on the Contracts will be deposited and from which amounts may be withdrawn to make required payments on the Notes and the Certificates (the "Reserve Account"). The Originator will
deposit $           in the Reserve  Account on the Closing Date. On each Payment
Date, the Servicer will deposit in the Reserve Account the amount, if any, by which the Available Funds for that Payment Date exceed the amount which the Trust is required to pay on that Payment Date to the Noteholders, the Certificateholders, the Servicer [and the Insurer]. The amounts on deposit in the Reserve Account will be invested by the Servicer in Eligible Investments. The Reserve Account must be maintained as an Eligible Deposit Account.

      On each Determination Date, the Servicer will determine the Required Payment Amount [and the Insurance Payment Amount] for the following Payment
Date. If [the sum of] the Required Payment Amount [and the Insurance Payment Amount] for any Payment Date exceeds the Available Funds for that Payment Date, the Indenture Trustee will withdraw the amount of that excess (up to the amount on deposit in the Reserve Account) from the Reserve Account and transfer the amount withdrawn to the Collection Account.

      "Required Payment Amount" means, for any Payment Date, the aggregate amount to be applied on that Payment Date pursuant to clauses (1) through (6) under "-- Payment Date Distributions (Collection Account)" below.

      ["Insurance Payment Amount" means, for any Payment Date, the sum of (1) the Insurance Premium for that Payment Date (plus any overdue Insurance Premiums for previous Payment Dates) and (2) the aggregate amount of any unreimbursed payments under the Policy (to the extent payable to the Insurer under the Insurance Agreement), together with accrued interest thereon at the rate provided in the Insurance Agreement, plus any other amounts due to the Insurer under the Insurance Agreement.

      "Insurance Premium" means, for any Payment Date, one-twelfth of the product of the per annum rate set forth in the Insurance Agreement and [the sum of] the Note Balance [and the Certificate Balance] as of the last day of the preceding Collection Period.]

      If the amount on deposit in the Reserve Account on any Payment Date exceeds the Required Reserve Account Amount for that Payment Date, after giving effect to all required deposits to and withdrawals from the Reserve Account on that Payment Date, that excess will be paid to the Seller. Any amount paid to the Seller will no longer be an asset of the Trust. On or after the termination of the Trust, the Seller will be entitled to receive any amounts remaining in the Reserve Account after all required payments to the Servicer [and the Insurer] are made and after the payment of expenses and distributions to the Noteholders and the Certificateholders.

      "Required Reserve Account Amount" means, for any Payment Date, the greater of (1) $ and (2) % of the Pool Balance as of the last day of the preceding Collection Period (or, in the case of the first Payment Date, as of the Closing
Date); provided, however, that the Required Reserve Account Amount for any Payment Date will not exceed the sum of the Note Balance and the Certificate
Balance as of that Payment Date (after giving effect to all payments of principal made to the Noteholders and the Certificateholders on that Payment
Date).

      We intend for the amount on deposit in the Reserve Account to increase over time up to the Required Reserve Account Amount. We cannot assure you that the amount on deposit in the Reserve Account will increase to the Required Reserve Account Amount, however, or that the amount on deposit in the Reserve Account will be sufficient on any Payment Date to pay in full the Monthly Note Interest, Monthly Note Principal, Monthly Certificate Interest and Monthly Certificate Principal due on such Payment Date. If the amount on deposit in the Reserve Account is reduced to zero [and there is a default under the Policy], the Trust's sole source of funds, other than the Yield Supplement Account, will be payments received on or in respect of the Contracts (including proceeds received from the repossession and sale of the Financed Vehicles that secure Defaulted Contracts). In addition, because the market value of motor vehicles generally declines with age and because of difficulties that may be encountered in enforcing the Contracts, the Servicer may not recover the entire amount due on a Defaulted Contract in the event of a repossession and resale of the related Financed Vehicle. If the amount on deposit in the Reserve Account is reduced to zero [and there is a default under the Policy], you could experience losses or payment delays with respect to your Notes or your Certificates. See "Material Legal Aspects of the Contracts."

The Yield Supplement Account

      The Servicer will establish and maintain with the Indenture Trustee, for the benefit of the Noteholders, the Certificateholders, the Servicer [and the Insurer], an account from which amounts may be withdrawn to supplement the yield on Contracts with annual percentage rates below a specified rate (the "Yield Supplement Account"). On the Closing Date, the Originator will deposit in the Yield Supplement Account the Required Yield Supplement Account Amount as of the first Payment Date. On each Payment Date, the Indenture Trustee will withdraw from the Yield Supplement Account and deposit in the Collection Account the Yield Supplement Amount for that Payment Date. The amounts on deposit in the Yield Supplement Account will be invested by the Servicer in Eligible Investments. The Yield Supplement Account must be maintained as an Eligible Deposit Account.

      "Required Yield Supplement Account Amount" means, as of any Payment Date, the Yield Supplement Amount for that Payment Date plus the sum of the Projected Yield Supplement Amounts for the Contracts for all future Payment Dates; provided, however, that the Required Yield Supplement Account Amount will be reduced to zero for so long as the Originator maintains a Yield Supplement Letter of Credit or Qualified Substitute Arrangement.

      "Yield Supplement Amount" means, for any Payment Date, the sum of the Individual Contract Yield Supplement Amounts for the Contracts for that Payment Date.

      "Individual Contract Yield Supplement Amount" means, for any Contract and any Payment Date, one-twelfth of the product of (1) the Interest Rate Deficiency for that Contract and that Payment Date and (2) the outstanding principal balance of that Contract as of the last day of the preceding Collection Period.

      "Interest Rate Deficiency" means, for any Contract and any Payment Date, % minus the annual percentage rate applicable to that Contract; provided, however, that the Interest Rate Deficiency will be zero if the annual percentage rate
applicable to that Contract exceeds    %.

      "Projected Yield Supplement Amount" means, for any Contract and any Payment Date, the Individual Contract Yield Supplement Amount for that Contract and that Payment Date calculated assuming that all principal payments on that Contract and all principal payments on the Notes and the Certificates are made as scheduled.

      On each Determination Date, the Servicer will calculate the Required Yield Supplement Account Amount as of the following Payment Date. If the amount on deposit in the Yield Supplement Account on any Determination Date exceeds the Required Yield Supplement Account Amount as of the following Payment Date, that excess will be paid to the Originator on that Determination Date.

      If the Originator obtains a letter of credit (a "Yield Supplement Letter of Credit") securing timely remittance to the Indenture Trustee of the Yield Supplement Amount for each Payment Date or has entered into an alternative arrangement (a "Qualified Substitute Arrangement") satisfactory to the Rating Agencies which, in each case, will not result in a downgrade or withdrawal of the ratings of the Offered Securities, the amount on deposit in the Yield Supplement Account will be released to the Originator and the Required Yield
Supplement Account Amount will be reduced to zero. If the Required Yield Supplement Account Amount is reduced to zero, the Originator will deposit in the Yield Supplement Account on the business day preceding each Payment Date the Yield Supplement Amount for that Payment Date.

      The Yield Supplement Letter of Credit, if any, will be issued by a bank that has a debt rating sufficient to maintain the rating of the Offered Securities at the level at which they were initially rated by each Rating Agency. In the event that the rating of the letter of credit bank that issues any Yield Supplement Letter of Credit is reduced below any such required rating and the Originator does not obtain a suitable replacement Yield Supplement Letter of Credit or deposit the Required Yield Supplement Account Amount in the Yield Supplement Account, the Indenture Trustee will draw the full amount available under the Yield Supplement Letter of Credit and deposit such amount in the Yield Supplement Account.

Subordination of the Certificates

      The Certificateholders will not be entitled to receive Monthly Certificate Interest on any Payment Date until the Noteholders have received Monthly Note Interest and Monthly Note Principal on that Payment Date and will not be entitled to receive Monthly Certificate Principal on any Payment Date until the Notes have been paid in full. If the Acceleration Date shall have occurred, the Certificateholders will not be entitled to receive Monthly Certificate Interest until the Notes have been paid in full. The subordination of the Certificates is intended to enhance the likelihood that amounts owed on the Notes will be paid in full.

Payment Date Distributions (Collection Account)

      On each Payment Date, the Indenture Trustee will apply or cause to be applied the Available Funds for that Payment Date, plus any amounts withdrawn from the Reserve Account [or, in the case of amounts to be applied other than pursuant to clause (1) below, paid under the Policy] on that Payment Date, to make the following payments in the following order of priority:

      (1) to the Servicer, an amount equal to the aggregate amount of unreimbursed advances made by the Servicer in respect of Contracts that became Defaulted Contracts during the preceding Collection Period or that the Servicer has otherwise determined to be unrecoverable;

      (2) to the Servicer, the Monthly Servicing Fee for the preceding Collection Period plus any overdue Monthly Servicing Fees for previous Collection Periods;

      (3) to the Note Payment Account, the Monthly Note Interest for that Payment Date plus any overdue Monthly Note Interest for previous Payment Dates (together with interest on any overdue Monthly Note Interest at the applicable Note Interest Rate);

      (4) to the Certificate Payment Account, the Monthly Certificate Interest for that Payment Date plus any overdue Monthly Certificate Interest for previous Payment Dates (together with interest on any overdue Monthly Certificate Interest at the Certificate Interest Rate);

      (5) to the Note Payment Account, the Monthly Note Principal for that Payment Date;

      (6) to the Certificate Payment Account, the Monthly Certificate Principal for that Payment Date;

      (7) [to the Insurer, the Insurance Premium for the preceding Collection Period plus any overdue Insurance Premium for previous Collection Periods;]

      (8) to the Servicer, the amount received on or in respect of Contracts in respect of which the Servicer has made an advance but for which the Servicer has not been reimbursed pursuant to clause (1) above;

      (9) [to the Insurer, the aggregate amount of any unreimbursed payments under the Policy (to the extent payable to the Insurer under the Insurance Agreement), together with accrued interest thereon at the rate provided in the Insurance Agreement, plus any other amounts due to the Insurer under the Insurance Agreement;]

      (10) to the Reserve Account, the amount, if any, by which the Required Reserve Account Amount for that Payment Date exceeds the amount on deposit in the Reserve Account on that Payment Date (after giving effect to all required withdrawals from the Reserve Account on that Payment Date);

      (11) to the Note Payment Account, Supplemental Note Principal for that Payment Date; and

      (12)  to the Seller, any remaining amount of Available Funds.

      "Defaulted Contract" means a Contract as to which any of the following has occurred: (1) any payment, or part thereof, due under the Contract has become 120 days or more delinquent (whether or not the Servicer has repossessed the related Financed Vehicle); (2) the Financed Vehicle that secures the Contract has been repossessed and liquidated; or (3) the Contract has been determined to be uncollectible in accordance with the Servicer's customary practices; provided, however, that a Contract will not be classified as a Defaulted Contract until the last day of the Collection Period during which one of the foregoing first occurs; and, provided further, that any Contract which the Seller or the Servicer is obligated to repurchase or purchase pursuant to the Sale and Servicing Agreement will not be deemed to be a Defaulted Contract.

Payment Date Distributions (Note Payment Account)

      On each Payment Date preceding the Acceleration Date, the Indenture Trustee will apply or cause to be applied the amount transferred to the Note Payment Account on that Payment Date to make the following payments in the following order of priority:

      (1)   to the  holders of each class of Notes,  the  portion of the Monthly
            Note Interest payable to that class for that Payment Date plus any overdue Monthly Note Interest payable to that class for previous Payment Dates (together with interest on any overdue Monthly Note Interest at the applicable Note Interest Rate);

      (2) to the holders of the Class A-1 Notes, the Monthly Note Principal for that Payment Date until the Class A-1 Notes have been paid in full;

      (3) following payment in full of the Class A-1 Notes, to the holders of the Class A-2 Notes, the Monthly Note Principal for that Payment Date until the Class A-2 Notes have been paid in full;

      (4) following payment in full of the Class A-2 Notes, to the holders of the Class A-3 Notes, the Monthly Note Principal for that Payment Date until the Class A-3 Notes have been paid in full; and

      (5) following payment in full of the Class A-3 Notes, to the holders of the Class A-4 Notes, the Monthly Note Principal for that Payment Date until the Class A-4 Notes have been paid in full.

      If the amount on deposit in the Note Payment Account on any Payment Date is less than the amount described in clause (1) above for that Payment Date, the available amount will be paid to the holders of each class of Notes pro rata based on the aggregate amount of interest (including overdue interest) payable to that class on that Payment Date. If the amount available to pay principal of the Notes on any Payment Date is less than the Monthly Note Principal for that Payment Date, the available amount will be paid to the holders of each class of Notes pro rata based on the outstanding principal balance of that class as of that Payment Date.

      "Acceleration Date" means the date on which the maturity of the Notes is accelerated following the occurrence of an event of default under the Indenture.

      On each Payment Date following the Acceleration Date, the Indenture Trustee will apply or cause to be applied the amount transferred to the Note Payment Account on that Payment Date to make the following payments in the following order of priority:

      (1)   to the  holders of each class of Notes,  the  portion of the Monthly
            Note Interest payable to that class for that Payment Date plus any overdue Monthly Note Interest payable to that class for previous Payment Dates (together with interest on any overdue Monthly Note Interest at the applicable Note Interest Rate);

      (2) to the holders of each class of Notes, the Monthly Note Principal for that Payment Date pro rata based on the outstanding principal balance of that class as of that Payment Date.

      If the amount on deposit in the Note Payment Account on any Payment Date is less than the amount described in clause (1) above for that Payment Date, the available amount will be paid to the holders of each class of Notes pro rata based on the aggregate amount of interest (including overdue interest) payable to that class on that Payment Date.

Payment Date Distributions (Certificate Payment Account)

      On each Payment Date, the Owner Trustee will apply or cause to be applied the amount transferred to the Certificate Payment Account on that Payment Date to make the following payments in the following order of priority:

      (1) to the Certificateholders, the Monthly Certificate Interest for that Payment Date plus any overdue Monthly Certificate Interest for previous Payment Dates (together with interest on any overdue Monthly Certificate Interest at the Certificate Interest Rate); and

      (2) to the Certificateholders, the Monthly Certificate Principal for that Payment Date until the Certificates have been paid in full.

      As an administrative convenience, the Servicer will be permitted to deposit the amounts received on or in respect of the Contracts and the aggregate advances for or with respect to any Collection Period net of distributions to be made to the Servicer on the following Payment Date. The Servicer will account to the Indenture Trustee, the Owner Trustee, the Noteholders and the Certificateholders, however, as if all deposits and distributions were made individually.

Application of Collection and Payment Provisions to First Payment Date

      The  following  chart  describes the  application  of the  collection  and
payment provisions to the first Payment Date on        , 1999:

              , 1999....   "Collection  Period" (a calendar month). The Servicer
                           receives  monthly  payments,  prepayments,  and other
                           amounts in respect of the Contracts and deposits them
                           in the  Collection  Account.  The Servicer may deduct
                           the   Monthly   Servicing   Fee   and   all   advance
                           reimbursements   to  be  received  on  the  following
                           Payment Date from these deposits.

              , 1999....   "Determination  Date" (the sixth day preceding the
                           Payment  Date or, if the sixth day is not a  business
                           day, the following  business  day). On or before this
                           date, the Servicer delivers a certified report to the
                           Indenture Trustee and the Owner Trustee setting forth
                           the amounts to be distributed on the Payment Date and
                           the amount of any  deficiencies.  [If necessary,  the
                           Indenture   Trustee   notifies  the  Insurer  of  any
                           payments required under the Policy.]

              , 1999....   "Record  Date"  (the  business  day  before the
                           Payment Date). Distributions on the Payment Date are made to Noteholders and Certificateholders of record at the close of business on this date.

              , 1999....   "Payment Date" (the 15th day of the month or, if
                           the 15th day is not a  business  day,  the  following
                           business   day).   The  Indenture   Trustee   applies
                           Available Funds to make all required  payments to the
                           Servicer  [and the  Insurer] and to make all required
                           deposits  to  the  Note   Payment   Account  and  the
                           Certificate  Payment Account.  If Available Funds are
                           not sufficient to make various required payments, the
                           Indenture  Trustee  withdraws  funds from the Reserve
                           Account  (up to the amount on deposit in the  Reserve
                           Account) to cover the deficiency. [If Available Funds
                           and  withdrawals  from the  Reserve  Account  are not
                           sufficient to pay the Monthly  Servicing Fee, Monthly
                           Note  Interest,  Monthly  Note  Principal,   [Monthly
                           Certificate    Interest   and   Monthly   Certificate
                           Principal] in full, the Insurer makes a payment under the Policy to cover the deficiency.] The Indenture
                           Trustee  applies  amounts  on  deposit  in  the  Note
                           Payment Account to make all required payments to the Noteholders. The Owner Trustee applies amounts on deposit in the Certificate Payment Account to make all required payments to the Certificateholders.

Statements to Securityholders

      On or before each Payment Date, the Servicer will prepare and forward to the Indenture Trustee a statement, to be included with the payment to be made to each Noteholder and each Certificateholder on that Payment Date, setting forth for that Payment Date or the preceding Collection Period, as applicable, the following information:

      (1) in the case of a payment to the Noteholders, (A) the amount of that payment allocable to interest (including overdue interest for previous Payment Dates) on each class of Notes and (B) the aggregate amount of interest on each class of Notes (including overdue interest for previous Payment Dates) due but not paid on that Payment Date;

      (2) in the case of a payment to the Noteholders, the amount of that payment allocable to principal of each class of Notes;

      (3) in the case of a payment to the Certificateholders, (A) the amount of that payment allocable to interest (including overdue interest for previous Payment Dates) on the Certificates and (B) the aggregate amount of interest on the Certificates (including overdue interest for previous Payment Dates) due but not paid on that Payment Date;

      (4) in the case of a payment to the Certificateholders, the amount of that payment allocable to principal of the Certificates;

      (5) the amount of the Monthly Servicing Fee payable to the Servicer for that Collection Period;

      (6)   the Yield Supplement Amount for that Payment Date;

      (7) the outstanding principal balance and Note Pool Factor for each class of Notes as of that Payment Date and the Note Balance as of that Payment Date, in each case after giving effect to all payments of Monthly Note Principal made on that Payment Date;

      (8) the Certificate Balance and Certificate Pool Factor as of that Payment Date after giving effect to all payments of Monthly Certificate Principal made on that Payment Date;

      (9)   the Pool Balance as of the last day of that Collection Period;

     (10) the amount on deposit in the Reserve Account, after giving effect to all required deposits to and withdrawals from the Reserve Account on that Payment Date;

     (11) the amount on deposit in the Yield Supplement Account, after giving effect to all required deposits to and withdrawals from the Yield Supplement Account on that Payment Date;

     (12) the aggregate Purchase Amount of Contracts repurchased by the Seller or purchased by the Servicer during that Collection Period;

     (13) the number and aggregate principal balance of Contracts that were 31-60 days, 61-90 days or 91 days or more delinquent as of the last day of that Collection Period; and

     (14)   the net losses on the Contracts for that Collection Period.

      In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Trust, the Indenture Trustee will mail to each person who at any time during that calendar year shall have been a registered Noteholder a statement containing certain information for the purposes of such Noteholder's preparation of federal income tax returns. See "Material Federal Income Tax Consequences."

                          [DESCRIPTION OF THE INSURER]

      [TO BE ADDED]

                                  [DESCRIPTION OF THE POLICY]

      [On the Closing Date,             (the  "Insurer") will issue an insurance
policy for the benefit of the Noteholders [and the Certificateholders] (the "Policy") under which the Insurer will unconditionally and irrevocably guarantee the payment of the Monthly Servicing Fee, Monthly Note Interest, Monthly Note Principal, [Monthly Certificate Interest and Monthly Certificate Principal] for each Payment Date. The Insurer will pay any amount payable under the Policy no later than 12:00 noon (Eastern Time) on the later of (1) the related Payment Date and (2) the second business day following receipt by the Insurer of a notice specifying the Policy Claim Amount for that Payment Date (together with, in the case of a Policy Claim Amount that includes a Preference Amount, certain other documents required by the Insurer). All amounts paid under the Policy will be deposited in the Collection Account. The Policy will be issued under an Insurance and Reimbursement Agreement (the "Insurance Agreement") among the Seller, the Originator, in its individual capacity and as servicer, and the Insurer.

      "Policy Claim Amount" means, for any Payment Date, the sum of the Deficiency Amount for that Payment Date and the Preference Amount for that Payment Date.

      "Deficiency Amount" means, for any Payment Date, the amount, if any, by which (1) the Required Payment Amount for that Payment Date exceeds (2) the sum of the Available Funds for that Payment Date and the amount available to be withdrawn from the Reserve Account on that Payment Date (before giving effect to any withdrawals from the Reserve Account on that Payment Date); provided, however, that the Deficiency Amount for any Payment Date will not exceed the aggregate amount to be applied on that Payment Date pursuant to clauses [(2),
(3) and (5)] [(2) through (6)] under "-- Payment Date Distributions (Collection Account)" above.

      "Preference Amount" means, for any Payment Date, any amount previously distributed to the Noteholders [or the Certificateholders] that a trustee in bankruptcy of the Originator or the Seller is seeking to recover as a voidable preference pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final, non-appealable order of a court having competent jurisdiction.

     The Insurer will be entitled to receive amounts withdrawn from the Reserve Account and to receive the Insurance Premium and various other amounts on each Payment Date, in each case as described under "--Payment Date Distributions (Collection Account)" above. The Insurer will not be entitled to reimbursement of any amounts paid under the Policy from the Noteholders [or the Certificateholders]. The Insurer will have no obligations to the Noteholders, [the Certificateholders], the Indenture Trustee [or the Owner Trustee] other than its obligations under the Policy.]

                           REPORTS TO SECURITYHOLDERS

      Unless and until the Notes or the Certificates, as applicable, are issued in definitive form (which will occur only under the limited circumstances described herein), the Indenture Trustee will provide monthly and annual statements concerning the Trust and the Offered Securities to Cede, the nominee of DTC, as registered holder of the Offered Securities. Such statements will not constitute financial statements prepared in accordance with generally accepted accounting principles. A copy of the most recent monthly or annual statement concerning the Trust and the Offered Securities may be obtained by contacting the Servicer at CarMax Auto Superstores, Inc., c/o Circuit City Stores, Inc., 9954 Mayland Drive, Richmond, Virginia 23233, Attention: Treasury Department (telephone: (804) 527-4000).

                          DESCRIPTION OF THE INDENTURE

      The following summary describes various material terms of the Indenture. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Indenture. A form of the Indenture has been filed as an exhibit to the Registration Statement of which this prospectus forms a part.

Events of Default

      The  following  events  will  constitute   events  of  default  under  the
Indenture:

      (1) the Trust shall fail to make any required interest payment on the Notes and such failure shall continue unremedied for five business days;

      (2) the Trust shall fail to make any required principal payment on the Notes;

      (3) the Trust shall fail to observe or perform in any material respect any covenant or agreement in the Indenture and such failure shall continue unremedied for 60 days after written notice of such failure shall have been given to the Trust by the Indenture Trustee [or the Insurer] or to the Trust and the Indenture Trustee by the holders of Notes evidencing not less than 25% of the Note Balance as of the date of such notice;

      (4) any representation or warranty of the Trust made in the Indenture or in any certificate delivered pursuant thereto shall prove to have been incorrect in any material respect as of the time when made and such breach shall continue unremedied for 30 days after written notice of such breach shall have been given to the Trust by the Indenture Trustee [or the Insurer] or to the Trust and the Indenture Trustee by the holders of Notes evidencing not less than 25% of the Note Balance as of the date of such notice;

      (5)   certain   events  of   bankruptcy,   insolvency,   receivership   or
            liquidation shall occur with respect to the Trust; or

      (6)   [a claim shall be made under the Policy];

[provided, however, that, unless an Insurer Default shall have occurred and be continuing, neither the Indenture Trustee nor the Noteholders may declare an event of default under the Indenture. If an Insurer Default shall not have occurred and be continuing, an event of default will occur under the Indenture only upon delivery by the Insurer to the Indenture Trustee of notice that an event of default has occurred under the Indenture].

      ["Insurer Default" means (1) the Insurer shall fail to make any payment required under the Policy in accordance with its terms or (2) certain events of bankruptcy, insolvency, receivership or liquidation shall occur with respect to the Insurer.]

Rights Upon Event of Default

      [If an event of default shall have occurred and be continuing under the Indenture and an Insurer Default shall not have occurred and be continuing, the Insurer may declare the principal of the Notes to be immediately due and payable and cause the Indenture Trustee to sell the property of the Trust in whole or in part and to distribute the proceeds of such sale in accordance with the Indenture. The Insurer may not, however, cause the Indenture Trustee to sell the property of the Trust in whole or in part following an event of default under the Indenture if the proceeds of such sale would not be sufficient to pay in full the principal amount of and accrued but unpaid interest on the Notes [and the Certificates] unless such default arose from a claim being made under the Policy or from an event of bankruptcy, insolvency, receivership or liquidation with respect to the Trust. If an event of default shall have occurred and be continuing under the Indenture, the Indenture Trustee [and the Owner Trustee] will continue to submit claims under the Policy for any shortfalls in amounts available to make required payments on the Notes [or the Certificates]. If an event of default shall have occurred and be continuing under the Indenture and an Insurer Default shall not have occurred and be continuing, the Insurer, at its option, may elect to prepay all or any portion of the principal amount of and accrued but unpaid interest on the Notes [and, if the Notes have been paid in full, the Certificates].]

      If an event of default shall have occurred and be continuing under the Indenture [(other than an event of default arising solely as a result of a claim being made under the Policy) and an Insurer Default shall have occurred and be continuing], the Indenture Trustee or the holders of Notes evidencing not less than 66-2/3% of the Note Balance may declare the principal of the Notes to be immediately due and payable. Any such declaration may be rescinded by the holders of Notes evidencing not less than 66-2/3% of the Note Balance at any time before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee if (1) the Trust has deposited with the Indenture Trustee an amount sufficient to pay all interest on and principal of the Notes as if the event of default giving rise to such declaration had not occurred and
(2) all events of default under the Indenture (other than the nonpayment of principal of the Notes that has become due solely by such acceleration) have been cured or waived. Any such recision could be treated, for federal income tax purposes, as a constructive exchange of the Notes by the Noteholders for deemed new Notes upon which gain or loss would be recognized.

      If the Notes have been declared due and payable following an event of default under the Indenture, the Indenture Trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the property of the Trust, or elect to maintain the property of the Trust and continue to apply proceeds from the property of the Trust as if there had been no declaration of acceleration. The Indenture Trustee may not, however, sell the property of the Trust following an event of default under the Indenture, other than a default in the payment of principal of the Notes or a default for five days or more in the payment of interest on the Notes, unless
(1) 100% of the Noteholders consent thereto, (2) the proceeds of such sale are sufficient to pay in full the principal amount of and accrued but unpaid interest on the Notes or (3) the Indenture Trustee determines that the property of the trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due had such obligations not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of Notes evidencing not less than 66-2/3% of the Note Balance to such sale. The Indenture Trustee may, but need not, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the property of the Trust to pay interest on and principal of the Notes on an ongoing basis.

      If the property of the Trust is sold at the direction of the Indenture Trustee or the Noteholders under the circumstances described in the preceding paragraph, the proceeds of such sale will be distributed:

      (1) first, to the Indenture Trustee for amounts due as compensation or indemnity payments pursuant to the terms of the Indenture;

      (2) second, to the Servicer for amounts due in respect of unpaid Monthly Servicing Fees;

      (3) third, to the Noteholders for amounts due in respect of unpaid interest;

      (4) fourth, to the Noteholders for amounts due in respect of unpaid principal;

      (5) fifth, to the Certificateholders for amounts due in respect of unpaid interest; and

      (6) sixth, to the Certificateholders for amounts due in respect of unpaid principal.

      Any remaining amounts will be distributed [first, to the Insurer for amounts due under the Insurance Agreement and then] to the Seller.

      If an event of default shall have occurred and be continuing under the Indenture, subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Noteholders if the Indenture Trustee reasonably believes that it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request.

Waiver of Past Defaults

      The [Insurer, if an Insurer Default shall not have occurred and be continuing, or the] holders of Notes evidencing not less than 51% of the Note Balance [(with the consent of the Insurer if an Insurer Default shall not have occurred and be continuing)] may, on behalf of all Noteholders, waive any past default or event of default under the Indenture prior to the acceleration of the maturity of the Notes, other than a default (1) in payment of principal of or interest on any of the Notes or (2) in respect of any covenant or other provision in the Indenture that cannot be modified or amended without the unanimous consent of the Noteholders. Any such waiver could be treated, for federal income tax purposes, as a constructive exchange of the Notes by the Noteholders for deemed new Notes upon which gain or loss would be recognized.

Certain Indenture Covenants

      The Trust will not, among other things:

      (1) except as expressly permitted by the Indenture, the Transfer and Servicing Agreements or certain related documents (collectively, the "Transaction Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust;

      (2) claim any credit on or make any deduction from the interest or principal payable in respect of the Notes or the Certificates (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes or the Certificates because of the payment of taxes levied or assessed upon the Trust;

      (3)   dissolve or liquidate in whole or in part;

      (4) permit (A) the validity or effectiveness of the Indenture to be impaired, (B)any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby, (C) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds therefrom or (D) the lien of the Indenture not to constitute a valid, first priority (other than with respect to certain tax, mechanics or other liens) security interest in the property of the Trust;

      (5)   engage in any activities  other than financing,  acquiring,  owning,
            pledging  and  managing  the  Contracts  as   contemplated   by  the
            Transaction Documents and activities incidental thereto; or

      (6) incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes or indebtedness otherwise permitted by the Transaction Documents.

Replacement of Indenture Trustee

      The [Insurer, if an Insurer Default shall not have occurred and be continuing, or the] holders of Notes evidencing not less than 51% of the Note Balance [(with the consent of the Insurer if an Insurer Default shall not have occurred and be continuing)] may remove the Indenture Trustee without cause by notifying the Indenture Trustee and the Trust of such removal and, following such removal, may appoint a successor Indenture Trustee. Any successor Indenture Trustee must at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, and must have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of investment grade by each Rating Agency or otherwise acceptable to each Rating Agency.

      The Indenture Trustee may resign at any time by notifying the Trust and the Noteholders of such resignation. The Trust will be required to remove the Indenture Trustee if the Indenture Trustee:

      (1) ceases to be eligible to continue as the trustee under the Indenture;

      (2)   is adjudged to be bankrupt or insolvent;

      (3)   comes under the charge of a receiver or other public officer; or

      (4)   otherwise becomes incapable of acting.

      Upon the resignation or required removal of the Indenture Trustee, or the failure of the Noteholders to appoint a successor trustee following the removal of the Indenture Trustee without cause, the Trust [(with the consent of the Insurer if an Insurer Default shall not have occurred and be continuing)] will be required promptly to appoint a successor trustee under the Indenture.

Duties of Indenture Trustee

      Except upon the occurrence and during the continuation of an event of default under the Indenture, the Indenture Trustee:

      (1) will perform such duties and only such duties as are specifically set forth in the Indenture;

      (2) may, in the absence of bad faith, rely, as to the truth of the statements and the correctness of the opinions expressed therein, on certificates or opinions furnished to the Indenture Trustee which conform to the requirements of the Indenture; and

      (3) will examine any such certificates and opinions which are specifically required to be furnished to the Indenture Trustee under the Indenture to determine whether or not they conform to the requirements of the Indenture.

      Upon the occurrence and during the continuation of an event of default under the Indenture, the Indenture Trustee will be required to exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in the exercise of such rights and powers as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

Compensation and Indemnification

      The Trust will pay to the Indenture Trustee from time to time reasonable compensation for its services, reimburse the Indenture Trustee for all expenses, advances and disbursements reasonably incurred and indemnify the Indenture Trustee for, and hold it harmless against, any and all losses, liabilities or expenses (including attorneys' fees) incurred by it in connection with the performance of its duties under the Indenture. The Indenture Trustee will not be indemnified against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that the Indenture Trustee will not be liable:

      (1) for any error of judgment made by it in good faith unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

      (2) with respect to any action it takes or omits to take in good faith in accordance with directions received by it from the Noteholders in accordance with the terms of the Indenture; and

      (3) for interest on any money received by it except as the Indenture Trustee and the Trust may agree in writing.

      The Indenture Trustee will not be deemed to have knowledge of any event of default under the Indenture unless a responsible officer of the Indenture
Trustee has actual knowledge of such default or has received written notice of such default in accordance with the Indenture.

Access to Noteholder List

      If the Notes are issued in definitive form under the limited circumstances described herein and the Indenture Trustee is not the registrar for the Notes, the Trust will furnish or cause to be furnished to the Indenture Trustee a list of the names and addresses of the Noteholders (1) as of each Record Date, within five days thereafter, and (2) as of a date not more than ten days before the time such list is furnished, within 20 days after receipt by the Indenture Trustee of a written request for such list.

Annual Compliance Statement; Annual Report

      The Trust will file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture. The Indenture Trustee will mail annually to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee and any action taken by the Indenture Trustee that materially affects the Notes and that has not previously been reported.

Satisfaction and Discharge of Indenture

      The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, including receipt of certain opinions with respect to tax matters, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes (including accrued but unpaid interest thereon).

Modification of Indenture

      The Owner Trustee, on behalf of the Trust, and the Indenture Trustee may, without the consent of the Noteholders [but with the consent of the Insurer if an Insurer Default shall not have occurred and be continuing], enter into one or more supplemental indentures for the purpose of, among other things, adding to the covenants of the Trust, curing any ambiguity, correcting or supplementing any provision of the Indenture which may be inconsistent with any other provision of the Indenture or making any other provision with respect to matters or questions arising under the Indenture which will not be inconsistent with other provisions of the Indenture or this prospectus, provided that (1) such action will not, as evidenced by an opinion of counsel (which may be internal counsel to the Seller or the Servicer (an "Opinion of Counsel"), materially adversely affect the interests of any Noteholder or, as confirmed by each Rating Agency, cause the then current rating assigned to any class of Notes to be withdrawn, reduced or qualified and (2) an Opinion of Counsel as to certain tax matters is delivered.

      The Owner Trustee, on behalf of the Trust, and the Indenture Trustee may also enter into one or more supplemental indentures, with the consent of the holders of Notes evidencing not less than 51% of the Note Balance [and with the consent of the Insurer if an Insurer Default shall not have occurred and be continuing], with prior written notice to each Rating Agency, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders, provided that (1) such action will not, as evidenced by an Opinion of Counsel, materially adversely affect the interests of any Noteholder or, as confirmed by each Rating Agency, cause the then current rating assigned to any class of Notes to be withdrawn, reduced or qualified and (2) an Opinion of Counsel as to certain tax matters is delivered; provided, however, that no such supplemental indenture may, without the consent of the holders of each outstanding Note affected by such supplemental indenture:

      (1) change the Final Payment Date for any class of Notes or the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the assets of the Trust to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable;

      (2) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment;

      (3) reduce the percentage of the Note Balance the consent of the holders of which is required for any such supplemental indenture of for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided in the Indenture;

      (4) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, the Seller, the Servicer, an affiliate of any of them or any obligor on the Notes;

      (5) reduce the percentage of the Note Balance the consent of the holders of which is required to direct the Indenture Trustee to sell the assets of the Trust if the proceeds of such sale would be insufficient to pay in full the principal amount of and accrued but unpaid interest on the Notes;

      (6) modify any provision of the Indenture specifying a percentage of the Note Balance necessary to amend the Indenture or the other Transaction Documents except to increase any percentage specified in the Indenture or to provide that certain additional provisions of the Indenture or the other Transaction Documents cannot be modified or waived without the consent of the holders of each outstanding Note affected thereby;

      (7) modify any provisions of the Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date; or

      (8) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the assets of the Trust or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive any Noteholder of the security afforded by the lien of the Indenture.

Administration Agreement

      The Seller, as administrator (in its capacity as administrator, the "Administrator"), the Owner Trustee, on behalf of the Trust, and the Indenture Trustee will enter into an administration agreement (the "Administration Agreement") under which the Administrator will agree to provide certain notices and to perform certain other obligations under the Indenture. The Administrator will be entitled to a monthly administrative fee as compensation for the performance of its obligations under the Administration Agreement, which fee will be paid by the Servicer.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

      The following summary describes various material terms of the Purchase Agreement, the Sale and Servicing Agreement, the Trust Agreement and the Administration Agreement (collectively, the "Transfer and Servicing Agreements"). The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Transfer and Servicing Agreements. Forms of the Purchase Agreement, the Sale and Servicing Agreement, the Trust Agreement and the Administration Agreement have been filed as exhibits to the Registration Statement of which this prospectus forms a part.

Transfer of Contracts

      On the Closing Date, (1) the Originator will sell its entire right in the Contracts, including its security interests in the Financed Vehicles, to the Seller pursuant to the Purchase Agreement and (2) the Seller will transfer its entire right in the Contracts, including its security interests in the Financed Vehicles, to the Trust pursuant to the Sale and Servicing Agreement. Each Contract will be identified in a schedule appearing as an exhibit to the Purchase Agreement and the Sale and Servicing Agreement. The Indenture Trustee and the Owner Trustee will, concurrently with the transfer of the Contracts to the Trust, execute, authenticate and deliver the Notes and the Certificates to the Seller in exchange for the Contracts.

      In the Purchase Agreement, the Originator will represent and warrant to the Seller, among other things, that:

      (1) the information provided by the Originator with respect to the Contracts is correct in all material respects;

      (2) each obligor under a Contract has obtained or agreed to obtain and maintain physical damage insurance covering the related Financed Vehicle in accordance with the Originator's normal requirements;

      (3) as of the Closing Date, the Contracts were free and clear of all security interests, liens, charges and encumbrances, other than the lien of the Seller, and no offsets, defenses or counterclaims against the Originator or the Seller had been asserted or threatened with respect to the Contracts;

      (4) as of the Closing Date, each Contract was secured by a first perfected security interest in the related Financed Vehicle in favor of the Registered Lienholder or the Originator had taken all necessary action with respect to each Contract to secure a first perfected security interest in the related Financed Vehicle; and

      (5) each Contract complied in all material respects, as of the date on which it was originated and as of the Closing Date, with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws.

      The Originator will agree under the Purchase Agreement to repurchase from the Seller any Contract as to which the Originator has breached any of the representations or warranties described above if such breach materially and adversely affects the interest of the Seller or its assignee in such Contract and the Originator has not cured such breach on or before the last day of the Collection Period following the discovery by or notice to the Originator of such breach (or, if the Originator so elects, on or before the last day of the preceding Collection Period). Each Contract to be repurchased by the Originator (each, a "Purchased Contract") must be repurchased on or before such last day for a price equal to the outstanding principal balance of such Contract plus accrued interest on such balance at the applicable contract rate to the date of repurchase (the "Purchase Amount"). The Seller will assign to the Trust under the Sale and Servicing Agreement certain of its rights under the Purchase Agreement, including its right to cause the Originator to repurchase Contracts as to which there has been a breach of a representation or warranty as described above. The repurchase obligation of the Originator under the Purchase Agreement, as assigned to the Trust under the Sale and Servicing Agreement, will constitute the sole remedy available to the Noteholders, the Indenture Trustee, the Certificateholders or the Owner Trustee for any uncured breach of a representation or warranty described above.

Servicing Procedures

      The Servicer will agree under the Sale and Servicing Agreement to service, manage, maintain custody of and collect amounts due under the Contracts. The Servicer will agree to make reasonable efforts to collect all payments due under the Contracts and will, consistent with the Sale and Servicing Agreement, follow the collection procedures it follows with respect to comparable motor vehicle retail installment sale contracts that it owns or services for others. The Servicer will continue to follow its normal collection practices and procedures as it deems necessary or advisable to realize upon any Contracts with respect to which the Servicer determines that eventual payment in full is unlikely. The Servicer may sell the Financed Vehicle securing any Contract at a public or private sale or take any other action permitted by applicable law.

      The Servicer may, in its sole discretion but consistent with its normal practices and procedures, extend or modify the payment schedule applicable to any Contract; provided, however, that if the extension of a payment schedule causes a Contract to remain outstanding on the final scheduled Payment Date of the Certificates (the "Final Scheduled Payment Date"), the Servicer will agree under the Sale and Servicing Agreement to purchase such Contract as of the last day of the Collection Period preceding the Final Scheduled Payment Date. The purchase obligation of the Servicer under the Sale and Servicing Agreement will constitute the sole remedy available to the Noteholders, the Indenture Trustee, the Certificateholders or the Owner Trustee for any modification of a Contract described above.

Servicing Compensation; Payment of Expenses

      The Servicer will be entitled to receive a monthly fee for servicing the Contracts (the "Monthly Servicing Fee"). The Monthly Servicing Fee for any
Collection Period will equal the product of one-twelfth of the Servicing Fee Rate and the Pool Balance as of the first day of such Collection Period. The "Servicing Fee Rate" means one percent (1.00%) per annum. The Servicer will also collect and retain any late fees, prepayment charges, other administrative fees or other similar charges allowed by applicable law with respect to the Contracts and will be entitled to reimbursement from the Trust for various liabilities.

      The Monthly Servicing Fee will compensate the Servicer for performing the functions of a third-party servicer of motor vehicle retail installment sale contracts as agent for the Trust, including collecting and posting all payments, making advances, responding to inquiries of obligors on the Contracts, investigating delinquencies, sending payment coupons to obligors and overseeing collateral in cases of obligor default. The Monthly Servicing Fee will also compensate the Servicer for administering the Contract Pool, including accounting for collections, furnishing monthly and annual statements to the Indenture Trustee and the Owner Trustee with respect to distributions and generating federal income tax information for the Trust and for the Noteholders and the Certificateholders. The Monthly Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Contract Pool.

Evidence of Compliance

      The Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish annually to the Indenture Trustee and the Owner Trustee a statement as to compliance by the Servicer during the preceding twelve months with applicable standards relating to the servicing of the Contracts. The Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee and the Owner Trustee each year of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding twelve months or, if there has been a default in the fulfillment of any obligation, describing such default. The Servicer will agree to give the Indenture Trustee and the Owner Trustee notice of the occurrence of an event of default under the Sale and Servicing Agreement.

      Copies of the statements and certificates described above may be obtained by the Noteholders and the Certificateholders by a request in writing addressed to the Indenture Trustee at or to the Owner Trustee at .

Certain Matters Regarding the Servicer

      The Sale and Servicing Agreement will provide that the Originator may not resign from its obligations and duties as servicer except upon a determination that its performance of its duties as servicer is no longer permissible under applicable law. Any resignation by the Originator will become effective only when the Indenture Trustee or a successor servicer has assumed the Originator's servicing obligations and duties under the Sale and Servicing Agreement.

      The Sale and Servicing Agreement will provide that neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trust, the Noteholders or the Certificateholders for taking any action or for refraining from taking any action under the Sale and Servicing Agreement or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of the Servicer's duties or by reason of reckless disregard of its obligations and duties under the Sale and Servicing Agreement. In addition, the Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

      Any corporation or other entity into which the Originator may be merged or consolidated, or any corporation or other entity resulting from any merger or consolidation to which the Originator is a party, or any corporation or other entity succeeding to the motor vehicle financing and contract servicing business of the Originator, which corporation or other entity assumes the obligations of the Servicer, will be the successor to the Servicer under the Sale and Servicing Agreement.

Events of Default

      The following events will constitute events of default under the Sale and Servicing Agreement:

      (1) the Servicer shall fail to deposit in the Collection Account any amount required to be deposited in such account and such failure shall continue unremedied for five business days;

      (2) the Servicer shall fail to deliver to the Indenture Trustee or the Owner Trustee, as applicable, certain reports relating to the payment of amounts on deposit in the Collection Account, the Note Payment Account or the Certificate Payment Account and such failure shall continue unremedied for five business days;

      (3) the Seller or the Servicer shall fail duly to observe or perform in any material respect any covenant or agreement in the Sale and Servicing Agreement and such failure shall continue unremedied for 60 days after written notice of such failure shall have been given to the Seller or the Servicer, as applicable, by the Indenture Trustee or the Owner Trustee [or the Insurer] or to the Seller or the Servicer, as applicable, and to the Indenture Trustee and the Owner Trustee by the holders of Notes evidencing not less than 25% of the Note Balance as of the date of such notice or, if the Notes have been paid in full, by the holders of Certificates evidencing not less than 25% of the Certificate Balance as of the date of such notice;

      (4) any representation or warranty of the Seller or the Servicer made in the Sale and Servicing Agreement or in any certificate delivered pursuant thereto (other than any representation or warranty relating to a Contract that has been repurchased by the Seller or purchased by the Servicer) shall prove to have been incorrect in any material respect as of the time when made and such breach shall continue unremedied for 30 days after written notice of such breach shall have been given to the Seller or the Servicer, as applicable, by the Indenture Trustee or the Owner Trustee [or the Insurer] or to the Seller or the Servicer, as applicable, and to the Indenture Trustee and the Owner Trustee by the holders of Notes evidencing not less than 25% of the Note Balance as of the date of such notice or, if the Notes have been paid in full, by the holders of Certificates evidencing not less than 25% of the Certificate Balance as of the date of such notice; and

      (5)   certain   events  of   bankruptcy,   insolvency,   receivership   or
            liquidation shall occur with respect to the Seller or the Servicer.

Rights Upon Event of Default

      If an event of default shall have occurred and be continuing under the Sale and Servicing Agreement, the Indenture Trustee or the Owner Trustee, upon direction to do so by [the Insurer, unless an Insurer Default shall have occurred and be continuing, or] the holders of Notes evidencing not less than 51% of the Note Balance as of the date of such direction or, if the Notes have been paid in full, the holders of Certificates evidencing not less than 51% of the Certificate Balance as of the date of such direction, may terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement, whereupon the Indenture Trustee or a successor servicer appointed by [the Insurer or, with the consent of the Insurer,] the Indenture Trustee or the Owner Trustee will succeed to all of the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no event of default other than such appointment has occurred and is continuing under the Sale and Servicing Agreement, such trustee or similar official may have the power to prevent the Indenture Trustee, the Noteholders, the Owner Trustee or the Certificateholders from effecting a transfer of servicing. If the Indenture Trustee is unwilling or unable to act as successor servicer, [the Insurer or, with the consent of the Insurer,] the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a successor servicer with assets of at least $50,000,000 and whose regular business includes the servicing of motor vehicle retail installment sale contracts. The Indenture Trustee may arrange for compensation to be paid to the successor servicer, which in no event may be greater than the servicing compensation paid to the Servicer under the Sale and Servicing Agreement.

      [The Insurer will also be entitled to appoint a successor servicer and to redirect payments made on or in respect of the Contracts to the Indenture Trustee upon the occurrence of various additional events involving a failure of performance by the Servicer or a material misrepresentation made by the Servicer under the Insurance Agreement.]

Waiver of Past Defaults

      The holders of Notes evidencing not less than 51% of the Note Balance or, if the Notes have been paid in full, the holders of Certificates evidencing not less than 51% of the Certificate Balance may, on behalf of all Noteholders or Certificateholders, as applicable, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and all consequences of that default, except a default in making any required deposits to or payments from the Collection Account, the Note Payment Account, the Certificate Payment Account, the Yield Supplement Account or the Reserve Account in accordance with the Sale and Servicing Agreement [; provided, however, that the provisions of the Sale and Servicing Agreement cannot be waived without the consent of the Insurer if the waiver would reasonably be expected to have a materially adverse effect upon the rights of the Insurer.] No such waiver will impair the rights of the Noteholders, the Certificateholders [or the Insurer] with respect to subsequent events of default under the Sale and Servicing Agreement.

      [Unless an Insurer Default shall have occurred and be continuing, the Insurer may, on behalf of the Securityholders, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and all consequences of that default.]

Amendment of the Sale and Servicing Agreement

      The Sale and Servicing Agreement may be amended from time to time by the Seller, the Servicer and the Indenture Trustee, without the consent of the Noteholders, to cure any ambiguity, to correct or supplement any provision therein that may be inconsistent with other provisions therein or to make any other provisions with respect to matters or questions arising thereunder that are not inconsistent with the provisions of the Sale and Servicing Agreement; provided, however, that no such amendment may materially and adversely affect the interests of any Noteholder. Any amendment shall be deemed not to materially and adversely affect the interests of any Noteholder if the person requesting the amendment (1) obtains a letter from each Rating Agency to the effect that the amendment would not result in a downgrading or withdrawal of the ratings then assigned to the Notes by such Rating Agency or (2) an opinion of counsel satisfactory to the Indenture Trustee to such effect. The Sale and Servicing Agreement may also be amended from time to time by the Seller, the Servicer and the Indenture Trustee with the consent of the holders of the Notes evidencing not less than 51% of the Note Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the Contracts or distributions that are required to be made for the benefit of the Noteholders of (2) reduce the percentage of the Note Balance that is required to consent to any such amendment without the consent of the holders of all of the outstanding Notes. No amendment to the Sale and Servicing Agreement will be permitted unless an opinion of counsel is delivered to the Indenture Trustee to the effect that such amendment will not adversely affect the tax status of the Trust. [No amendment to the Sale and Servicing Agreement will be permitted without the consent of the Insurer, unless an Insurer Default shall have occurred and be continuing, if such amendment would reasonably be expected to have a materially adverse effect upon the rights of the Insurer.]

Termination of the Trust

      The obligations of the Servicer, the Seller and the Owner Trustee pursuant to the Sale and Servicing Agreement will terminate upon the earlier to occur of
(1) the maturity or other liquidation of the last Contract in the Contract Pool and the disposition of any amounts received upon liquidation of any remaining Contracts and (2) the payment to the Certificateholders of all amounts required to be paid to them under the Sale and Servicing Agreement.

      In order to avoid excessive administrative expense, the Servicer will be permitted, at its option, to purchase from the Trust or to cause the Trust to sell all remaining Contracts in the Contract Pool as of any Payment Date (the "Optional Sale") if the Pool Balance as of the close of business on the last day of any previous Collection Period was 10% or less of the initial Pool Balance. Any Optional Sale will be at a purchase price equal to the sum of the Note Balance and the Certificate Balance as of the purchase date plus accrued and unpaid interest thereon. The exercise of this right will effect the early retirement of the Notes and the Certificates.

                     MATERIAL LEGAL ASPECTS OF THE CONTRACTS

Security Interest in Vehicles

      The Contracts evidence the credit sale of motor vehicles. The Contracts also constitute personal property security agreements and include grants of security interests in the Financed Vehicles under the Uniform Commercial Code (the "UCC"). In general, the perfection of a security interest in a motor vehicle is governed by the motor vehicle registration laws of the state in which the vehicle is located. In all of the states where the Originator currently originates Contracts, a security interest in a motor vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. In the case of the Financed Vehicles, the lien is or will be perfected in the name of the Registered Lienholder. The terms of each Contract prohibit the sale or transfer of the related Financed Vehicle without the lienholder's consent.

      On the Closing Date, the Originator will assign its security interests in the Financed Vehicles to the Seller pursuant to the Purchase Agreement and the Seller will assign its security interests in the Financed Vehicles to the Trust pursuant to the Sale and Servicing Agreement. To facilitate servicing and to minimize administrative burden and expense, the certificates of title for the Financed Vehicles will not be marked to reflect the security interests of the Seller or the Trust in the Financed Vehicles.

      In most states, an assignment of a security interest in a motor vehicle such as the assignment made under the Sale and Servicing Agreement is effective to convey that security interest without amendment of any lien noted on the related certificate of title and the assignee succeeds thereby to the assignor's rights as secured party. In several states in which the Contracts were originated, the laws governing certificates of title are silent on the question of the effect of an assignment on the continued validity and perfection of a security interest in a motor vehicle. In those states in which a security interest in personal property is perfected by a central filing, however, the related UCC provides that a security interest continues to be valid and perfected even though the security interest has been assigned to a third party and no amendments or other filings are made to reflect the assignment. An official comment to the UCC states that this rule should control a security interest in a motor vehicle which is perfected by the notation of the lien on the related certificate of title. Although the comment does not have the force of law, official comments are typically given substantial weight by the courts.

      The other states in which the Contracts were originated have statutory provisions that address or could be interpreted as addressing assignments. In general, however, these statutory provisions either do not require compliance with the procedure outlined to insure the continued validity and perfection of the lien or are ambiguous on the issue of whether the procedure must be followed. Under the official comment noted above, if these procedures for noting an assignee's name on a certificate of title are determined to be merely permissive in nature, the procedures would not have to be followed as a condition to the continued validity and perfection of the security interest.

      By not identifying the Trust as the secured party on the certificates of title for the Financed Vehicles, the security interests of the Trust in the Financed Vehicles could be defeated through fraud or negligence. In the absence of fraud or forgery by the vehicle owner or the Registered Lienholder, or administrative error by state or local agencies, the notation of the Originator's lien on the certificates of title should be sufficient to protect the Trust against the rights of a subsequent purchaser of a Financed Vehicle or a subsequent lender who takes a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the Registered Lienholder has failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of those Financed Vehicles and holders of perfected security interests in those Financed Vehicles. Any such failure to obtain a perfected security interest would constitute a breach of a representation and warranty under the Purchase Agreement and would create an obligation of the Originator to repurchase the related Contract, unless such breach were cured in a timely manner. See "Description of the Transfer and Servicing Agreements -- Transfer of Contracts."

      Under the laws of most states, including most of the states in which the Contracts have been originated, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a state other than the state which issued the related certificate of title and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle. Because the Originator will have its lien noted on the certificates of title for the Financed Vehicles and the Servicer will retain possession of the certificates of title issued by most states in which Contracts were originated, the Servicer would ordinarily learn of an attempt to re-register a Financed Vehicle. As a result, the Trust would ordinarily have the opportunity to re-perfect its security interest in the Financed Vehicle in the new state. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.

      In the ordinary course of servicing contracts, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a Financed Vehicle, the Servicer must surrender possession of the related certificate of title or will receive notice of the sale as a result of the notation of the Originator's lien on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the Sale and Servicing Agreement, the Servicer is obligated to take appropriate steps, at its own expense, to maintain perfection of the security interests in the Financed Vehicles.

      Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes would take priority over even a perfected security interest in the vehicle. In some states, a perfected security interest in a motor vehicle may take priority over liens for repairs.

      The Originator will represent and warrant in the Purchase Agreement and the Sale and Servicing Agreement that, as of the date of issuance of the Notes and the Certificates, each security interest in a Financed Vehicle is prior to all other present liens (other than tax liens and liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes could arise at any time during the term of a Contract. No notice will be given to the Indenture Trustee or the Noteholders or the Certificateholders in the event such a lien arises.

Repossession of Vehicles

      In the event of a default by an obligor under a motor vehicle retail installment sale contract, the holder of that contract has all of the remedies of a secured party under the UCC, except where specifically limited by other state laws. The remedy employed by the Servicer in most cases of default is self-help repossession and is accomplished simply by taking possession of the Financed Vehicle. The self-help repossession remedy is available under the UCC in most of the states in which Contracts have been originated as long as the repossession can be accomplished without a breach of the peace. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court prior to initiating repossession. The vehicle must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

      In the event of a default by an obligor under a motor vehicle retail installment sale contract, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. In general, this right of reinstatement may be exercised on a limited number of occasions during any one-year period.

      The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and the date after which any private sale of the collateral may be held. The obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, and, to the extent provided in the related retail installment sale contract, and as permitted by law, reasonable attorneys' fees.

Deficiency Judgments and Excess Proceeds

      In general, the proceeds of resale of any Financed Vehicle will be applied first to the expenses of resale and repossession and then to the satisfaction of the related Contract. If the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment may be sought. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

      Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any holder of a lien with respect to the vehicle or, if no such lienholder exists, to remit the surplus to the former owner of the vehicle.

Consumer Protection Laws

      Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, and other similar laws. In addition, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Contracts.

      The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common laws in certain states, has the effect of subjecting a seller to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due from the obligor. Most of the Contracts will be subject to the requirements of the FTC Rule. Accordingly, the Owner Trustee, as holder of the Contracts, will be subject to any claims or defenses that the obligor of the related Financed Vehicle may assert against the seller of the vehicle. These claims, to the extent based on the FTC Rule, are limited to a maximum liability equal to the amounts paid by the obligor on the Contract. Claims not based on the FTC Rule may not be so limited (for example, assignee direct liability for Truth-In-Lending Act violations apparent on the face of the required disclosure statement).

      Under most state motor vehicle dealer licensing laws, dealers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act requires that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a vehicle, the purchaser may be able to assert a defense against the seller of the vehicle. If an obligor under the Contracts were successful in asserting any claim or defense of this type, the claim or defense would constitute a breach of a representation and warranty under the Purchase Agreement and would create an obligation of the Originator to repurchase the related Contract, unless such breach were cured in a timely manner. See "Description of the Transfer and Servicing Agreements -- Transfer of Contracts."

      Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

      In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to the consumers.

      The Originator will represent and warrant in the Purchase Agreement that each Contract complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the Trust for violation of any law and the claim materially and adversely affects the Trust's interest in a Contract, the violation would constitute a breach of a representation and warranty under the Purchase Agreement and would create an obligation of the Originator to repurchase the related Contract, unless such breach were cured in a timely manner. See "Description of the Transfer and Servicing Agreements -- Transfer of Contracts."

Other Limitations

      In addition, tax and various other statutory liabilities, such as liabilities to the Pension Benefit Guaranty Corporation, if any, relating to the underfunding of pension plans of the Originator or its affiliates, could be asserted against the Seller. To the extent that any of these liabilities arise after the transfer of the Contracts to the Trust, the Trust's interest in the Contracts would be prior to the interest of the claimant with respect to any of these liabilities. The existence of a claim against the Seller, however, could permit the claimant to subject the Seller to an involuntary proceeding under the Bankruptcy Code or other Insolvency Laws.

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value, as determined by the court, of the vehicle at the time of bankruptcy, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Bankruptcy Matters

      The Originator will represent and warrant to the Seller in the Purchase Agreement that the sale of the Contracts by the Originator to the Seller is a "true sale" of the Contracts to the Seller. Notwithstanding this representation and warranty, if the Originator were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the applicable debtor or the debtor itself were to take the position that the sale of Contracts to the Seller should instead be treated as a pledge of the Contracts to secure a loan to the Originator, delays in payments of amount received on or in respect of the Contracts to the Noteholders and the Certificateholders could occur or, should the court rule in favor of any such trustee, debtor or creditor, reductions in the amounts of payments could result. If the transfer of the Contracts to the Seller is treated as a pledge instead of a sale, a tax or government lien on the property of the Originator arising before the transfer of the Contracts to the Seller may have priority over the Trust's interest in the Contracts. If the transfer of the Contracts from the Originator to the Seller is treated as a sale, the Contracts would not be part of the Originator's bankruptcy estate and would not be available to the bankrupt entity's creditors.

      The Seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, in the event the Originator were to become the subject of a voluntary or involuntary case under the United Stated Bankruptcy Code subsequent to the transfer of the Contracts to the Seller on the Closing Date, the transfer of the Contracts by the Originator to the Seller pursuant to the Purchase Agreement would be characterized as a "true sale" of the Contracts from the Originator to the Seller and the Contracts and the proceeds thereof would not form part of the Originator's bankruptcy estate pursuant to Section 541 of the United State Bankruptcy Code.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      Set forth below is a general summary of various material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service ("IRS") will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below.

      This summary does not purport to deal with all aspects of federal income taxation that may be relevant to Security Owners in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to certain types of Security Owners subject to special treatment under the federal income tax laws (e.g. financial institutions, broker-dealers, life insurance companies and tax-exempt organizations). This information is directed to Security Owners who hold the Notes or the Certificates as "capital assets" within the meaning of Section 1221 of the Code. You are urged to consult your own tax advisers in determining the federal, state, local and foreign tax consequences to you of the purchase, ownership and disposition of the Offered Securities.

Tax Treatment of the Notes and the Trust under Federal Income Tax Law

      Tax Status of the Notes and the Trust. On the Closing Date, McGuire, Woods, Battle & Boothe LLP ("Special Tax Counsel") will render its opinion that for federal income tax purposes under existing law, and subject to customary assumptions and qualifications set forth therein: (a) the Notes will be treated as debt, and (b) the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation. The Seller, the Owner Trustee and the Indenture Trustee have agreed, and the beneficial owners of the Notes (the "Note Owners") will agree by their purchase of Notes, to treat the Notes for federal, state and local income and franchise tax purposes as indebtedness of the Trust.

      Stated Interest. Stated interest on the Notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with a Note Owner's method of tax accounting.

      Original Issue Discount. A Note will be treated as issued with Original Issue Discount ("OID") if the excess of the Note's "stated redemption price at maturity" over the issue price equals or exceeds a de minimis amount equal to 0.25% of the Note's stated redemption price at maturity multiplied by the number of complete years (based on the anticipated weighted average life of a Note) to its maturity.

      In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Note and its issue price. A holder of a Note must include such OID in gross income as ordinary interest income as it accrues under a method that takes into account the economic accrual of the OID, generally in advance of the receipt of the cash representing that income. The amount of OID on a Note will be considered to be zero if it is less than a de minimis amount determined as described above.

      For purposes of computing OID, the issue price of a Note will generally be the initial offering price at which a substantial amount of the Notes are sold. The Trust intends to treat the issue price as including the amount paid by the Noteholder for accrued interest that relates to a period prior to the Closing Date. The "stated redemption price at maturity" is the sum of all payments on the Note other than any "qualified stated interest" payments. Qualified stated interest is defined as any one of a series of payments equal to the product of the outstanding principal balance of the Note and a single fixed rate, or certain variable rates of interest that is unconditionally payable at least annually.

      The holder of a Note issued with OID must include in gross income, for all days during its taxable year on which it holds such Note, the sum of the "daily portions" of such OID. Such daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. The amount of OID that will accrue during an accrual period is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Note as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price at maturity of the Note, over the "adjusted issue price" of the Note at the beginning of the accrual period. In the case of an obligation the principal on which is subject to prepayment as a result of prepayments on the underlying collateral (a "Prepayable Obligation"), such as the Notes, OID is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The Prepayment Assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, is % ABS. An "accrual period" is the period over which OID accrues, and may be of any length, provided that each accrual period is no longer than one year and each scheduled payment of interest or principal occurs on either the last day or the first day of an accrual period. The Trust intends to report OID on the basis of an accrual period that corresponds to the interval between Payment Dates. The adjusted issue price of a Note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Note in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors: (a) the original yield to maturity of the Note (determined on the basis of compounding at the end of each accrual period and property adjusted for the length of the accrual period), (b) events which have occurred before the end of the accrual period and
(c) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

      The effect of this method is to increase the portions of OID required to be included in income by a Note Owner to take into account prepayments on the Contracts at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Note Owner to take into account prepayments with respect to the Contracts at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Note Owners based on the Prepayment Assumption, no representation is made to the Note Owners that the Contracts will be prepaid at that rate or at any other rate.

      A holder of a Note that acquires the Note for an amount that exceeds its stated redemption price at maturity will not include any OID in gross income. A holder of a Note that acquires the Note for an amount that is less than its stated redemption price at maturity will be required to include OID in gross income, but if the holder purchases the Note for an amount that exceeds its adjusted issue price, the holder will be entitled to reduce the amount of OID otherwise includible in income in each period by the amount of OID multiplied by a fraction, the numerator of which is the excess of (a) the purchaser's adjusted basis in the Note immediately after purchase thereof over (b) the adjusted issue price of the Note, and the denominator of which is the excess of (c) all amounts remaining to be paid on the Note after the purchase date, other than qualified stated interest, over (d) the adjusted issue price of the Note.

      Market Discount. The Notes, whether or not issued with OID, will be subject to the "market discount rules" of the Code if a Note Owner purchases a Note at a market discount (that is, if the purchase price of the Note is less than its stated redemption price at maturity or, if the Notes were issued with OID, is less than its original issue price plus the amount of OID accrued prior to its purchase) and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (x) such gain or principal payment or (y) the accrued market discount will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the Note multiplied by a fraction, the numerator of which is the number of days the Note Owner held the Note and the denominator of which is the number of days from the date of the Note Owner acquired the Note until its maturity date. The Note Owner may elect, however, to determine accrued market discount under the constant-yield method.

      Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Note Owner may elect to include market discount in gross income as it accrues and, if the Note Owner makes such an election, is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or other taxable disposition.

      Amortizable Bond Premium. In general, if a Note Owner purchases a Note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such Note Owner will be considered to have purchased such Note with "amortizable bond premium" equal to the amount of such excess. Such Note Owner may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the Note. Such Note Owner's tax basis in the Note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Note Owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a Note held by a Note Owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

      Total Accrual Election. As an alternative to separately accruing stated interest, OID, de minimis OID, market discount, de minimis market discount, unstated interest, premium, and acquisition premium, a holder of a Note may elect to include all income that accrues on the Note using the constant yield method. If a Note Owner makes this election, income on a Note will be calculated as though (a) the issue price of the Note were equal to the Note Owner's adjusted basis in the Note immediately after its acquisition by the Note Owner,
(b) the Note were issued on the Note Owner's acquisition date; and (c) none of the interest payments on the Note were "qualified stated interest." A Note Owner may make such an election for a Note that has premium or market discount, respectively, only if the Note Owner makes, or has previously made, an election to amortize bond premium or to include market discount in income currently. See "-- Market Discount" and "-- Amortizable Bond Premium" above.

      Disposition of Notes. A Note Owner will generally recognize gain or loss on the sale or retirement of a Note equal to the difference between the amount realized on the sale or retirement and its adjusted tax basis in the Note. Such gain or loss will be capital gain or loss (except to the extent attributable to OID not previously accrued, accrued but unpaid interest, or as described above under "--Market Discount') and will be long-term capital gain or loss if the Note was held for more than one year. A Note Owner's adjusted tax basis in a Note generally will be its cost, increased by the amount of any OID, market discount and gain previously included in income with respect to the Note, and reduced by the amount of any payment on the Note that is not qualified stated interest and the amount of bond premium previously amortized with respect to the Note. In addition, if the Prepayable Obligation rules apply, any OID that has not accrued at the time of the payment in full of a Note will be treated as ordinary income.

Tax Consequences of Waivers of Events of Default and Amendments of Notes by Noteholders

      The Indenture permits the Noteholders to waive an Event of Default or rescind an acceleration of the Notes in some circumstances upon a vote of the requisite percentage of Noteholders. Any such waiver or recision, or any amendment of the terms of the Notes, could be treated for federal income tax purposes as a constructive exchange by a Noteholder of the Notes for new Notes, upon which gain or loss would be recognized.

Information Reporting and Backup Withholding of Taxes by Indenture Trustee

      The Indenture Trustee will be required to report annually to the IRS, and to each Note Owner, the amount of interest paid on the Notes (and the amount withheld for federal income taxes, if any) for each calendar year, except as to exempt recipients (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each Note Owner (other than Note Owners who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the Note Owner's name, address, correct federal taxpayer identification number (which includes a social security number) and a statement that the Note Owner is not subject tot backup withholding. Should a non-exempt Note Owner fail to provide the required certification or should the IRS notify the Indenture Trustee or the Trust that the Note Owner has provided an incorrect federal taxpayer identification number or is otherwise subject to backup withholding, the Indenture Trustee will be required to withhold (or cause to be withheld) 31% of the interest otherwise payable to the Note Owner, and remit the withheld amounts to the IRS as a credit against the Note Owner's federal income tax liability.

Tax Consequences to Foreign Note Owners

      The following information describes the U.S. federal income tax treatment of investors that are not U.S. persons (each, a "Foreign Person"). The term "Foreign Person" means any person other than (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity organized in or under the laws of the United States, any state or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise),
(c) an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source or (d) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons has authority to control all substantial decisions of the trust.

            (a) Interest paid or accrued to a Foreign Person that is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person will generally be considered "portfolio interest" and generally will not be subject to United States federal income tax or withholding tax, as long as the Foreign Person
         (1) is not actually or constructively a "10 percent shareholder" of the Trust, the Originator or the Seller or a "controlled foreign corporation" with respect to which the Trust, the Originator or the Seller is a "related person" within the meaning of the Code, and (2) provides an appropriate statement, signed under penalties of perjury, certifying that the Note Owner is a Foreign Person and providing that Foreign Person's name and address. If the information provided in this statement changes, the Foreign Person must so inform the Indenture Trustee within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to the provisions of an applicable income tax treaty.

            (b) Any capital gain realized on the sale or other taxable disposition of a Note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) (x) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and (y) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and certain other requirements are met, or (2) the gain is exempt under the provisions of an applicable income tax treaty.

            (c) If the interest, gain or income on a Note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the Note Owner (although exempt from the withholding tax previously discussed if a duly executed Form 4224 is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax under the Code equal to 30 percent of its "effectively connected earnings and profits" for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

      Recent Treasury regulations could affect the procedures to be followed by a Foreign Person in complying with the United States federal withholding, backup withholding, and information reporting rules. The regulations will generally be effective for payments made after December 31, 2000. Prospective investors are advised to consult their tax advisors regarding the effect, if any, of the regulations on the purchase, ownership and disposition of the Notes.

Tax Consequences to Holders of the Certificates

      Treatment of the Trust as a Partnership. The Seller and the Servicer will agree, and the beneficial owners of the Certificates (the "Certificate Owners") will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners and the Seller (in its capacity as recipient of distributions from the Reserve Account), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Seller or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificate Owners as compared to the consequences from treatment of the Certificates as equity in a partnership, as described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

      Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificate Owner will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Contracts, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of Contracts. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Contracts.

      Allocation of Partnership Income, Expenses and Losses. The tax items of a partnership are allocable to its partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificate Owners will be allocated taxable income of the Trust for each month equal to the sum of (1) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the rate applicable to the Certificates for such month and interest on amounts previously due on the Certificates but not yet distributed; (2) any Trust income attributable to discount on the Contracts that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (3) prepayment premium payable to the Certificate Owners for such month; and (4) any other amounts of income payable to the Certificate Owners for such month. Such allocation will be reduced by any amortization by the Trust of premium on Contracts that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Seller. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificate Owners. Moreover, even under the foregoing method of allocation, Certificate Owners may be allocated income equal to the entire Certificate Interest Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders may in effect be required to report income from the Certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificate Owners but Certificate Owners may be purchasing Certificates at different times and at different prices, Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

      All of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

      Servicing fees and other expenses of the Trust will be separately allocated to the Certificate Owners and the Seller rather than deducted by the Trust. To the extent such fees and expenses are allocated to the Certificate Owners, an individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) will be miscellaneous itemized deductions and thus allowable as a deduction only to the extent that in the aggregate all such expenses exceed two percent of such individual taxpayer's adjusted gross income. Furthermore, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of the individual's adjusted gross income in excess of a statutorily defined threshold. Therefore, any such deductions otherwise allocable to an individual Certificate Owner might be disallowed to the individual in whole or in part and might result in such individual being taxed on an amount of income that exceeds the amount of cash actually distributed to such individual over the life of the Trust.

      Any net loss of the Trust will be allocated first to the Seller and then to the Certificate Owners in the priorities set forth in the Trust Agreement to the extent of their respective adjusted capital accounts.

      The Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis. If the IRS were to require that such calculations be made separately for each Contract, the Trust might be required to incur additional expense, but we believe that there would not be a material adverse effect on Certificate Owners.

      Discount and Premium. We believe that the Contracts were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Contracts may be greater or less than the remaining principal balance of the Contracts at the time of purchase. If so, the Contracts will have been acquired at a premium or discount, as the case may be. As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Contract-by-Contract basis.

      If the Trust acquires the Contracts at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Contracts or to offset any such premium against interest income on the Contracts. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificate Owners.

      The Trust intends to make all tax calculations relating to market discount income and amortization of premium with respect to the Contracts on an aggregate basis. If the IRS were to require that such calculations be made separately for each Contract, the Trust might be required to incur additional expense, but we believe that there would not be a material adverse effect on Certificate Owners.

      Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to contribute its assets to a new partnership and, immediately thereafter, the terminated partnership distributes interests in the new partnership to the partners in liquidation of the terminated partnership, i.e., the Trust, which would not constitute a taxable sale or exchange. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. With respect to noncorporate Certificate Owners, capital gain or loss will be long-term, if the Certificate has been held for more than one year. Long-term capital gain tax rates provide a reduction as compared with short-term capital gains, which are taxed at ordinary income rates. A Certificate Owner's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate.

      Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Contracts would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

      If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

      Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before its purchase of the Certificates.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificate Owners. The Seller is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a Certificate Owner sells its Certificates at a profit (loss), the purchasing Certificate Owner will have a higher (lower) basis in the Certificates than the selling Certificate Owner had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make this election. As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates if a Section 754 election had been made. However, because any such increase in taxable income will result in a higher tax basis in the Certificates, a lesser amount of taxable gain (or a higher taxable loss) will result upon eventual disposition of the Certificate.

      Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust is expected to be the calendar year. The Owner Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificate Owner's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (A) the name, address and identification number of such person, (B) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (C) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

      The Seller will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificate Owners in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under certain circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificate Owner's returns and adjustments of items not related to the income and losses of the Trust.

      Tax Consequences to Foreign Certificate Owners. Interest allocable to a foreign Certificate Owner will not qualify for the exemption for portfolio interest under Section 871(h) of the Code, because the Contracts will not be in "registered form" as that term is defined in applicable Treasury regulations. As a result, foreign Certificate Owners will be subject to United States withholding tax on their allocable share of interest or OID attributable to the underlying Contracts, whether or not the interest or OID is distributed, at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty or unless the Certificate Owner holds the Certificates in connection with the conduct of a U.S. trade or business. Foreign Certificate Owners holding Certificates in connection with the conduct of a U.S. trade or business will be subject to federal income tax withholding at regular rates (35% for foreign holders taxable as corporations and 39.6% for all other foreign holders). Potential investors who are not United States persons should consult their own tax advisors regarding the specific tax consequences of owning a Certificate.

      Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificate Owner fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      The federal income tax discussions set forth above are included for general information only and may not be applicable depending upon a Security Owner's particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of acquiring, holding and disposing of Notes or Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, impose certain restrictions on (i) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, (ii) plans (as defined in Section 4975(e)(1) of the Code) that are subject to Section 4975 of the Code, including, without limitation, individual retirement accounts or Keogh plans, (iii) entities whose underlying assets include plan assets by reason of a plan's investment in such entities, including, without limitation, insurance company general accounts, (each of (i),
(ii) and (iii), a "Benefit Plan") and (iv) persons who have certain specified relationships to Benefit Plans ("Parties in Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Mut. Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Benefit Plans investing in the general account (e.g., through the purchase of an annuity contract), and such insurance company might be treated as a Party in Interest or a Disqualified Person with respect to a Benefit Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA, and ERISA and Section 4975 of the Code prohibit certain transactions between a Benefit Plan and Parties in Interest or Disqualified Persons with respect to such Benefit Plan. Violations of these rules may result in the imposition of excise taxes and other penalties and liabilities under ERISA and the Code.

      Certain employee benefit plans, such as foreign plans, governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the restrictions of ERISA.
Accordingly, assets of such plans may be invested in the Notes or the Certificates without regard to the ERISA restrictions described in this prospectus, subject to the provisions of any other applicable federal and state law. It should be noted, however, that any governmental or church plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

Special Considerations for Benefit Plans

      The United States Department of Labor ("DOL") has issued a regulation, 29 C.F.R. Section 2510.3-101 (the "Plan Asset Regulation"), concerning the definition of what constitutes the assets of a Benefit Plan with respect to the Benefit Plan's investment in an entity for purposes of the fiduciary responsibility provisions of Title I of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Benefit Plan makes an "equity interest" investment could be deemed to be assets of the investing Benefit Plan under certain circumstances unless various exceptions apply. An "equity interest" is defined under the Plan Asset Regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features.

      Investments in the Notes. The Seller believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation. However, without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Owner Trustee, the Indenture Trustee, any holder of the Certificates or any of their respective affiliates, is or becomes a Party in Interest or a Disqualified Person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the Benefit Plan fiduciary making the decision to invest in any of the Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; and PTCE 96-23, regarding investments effected by in-house asset managers. A violation of the prohibited transaction rules may result in the imposition of an excise tax and other liabilities under ERISA and the Code unless one or more statutory or administrative exemptions is available.

      Investments in the Certificates. The Seller believes that the Certificates should be treated as equity interests for purposes of the Plan Asset Regulation. Accordingly, if Benefit Plans were permitted to purchase Certificates, the Trust could be deemed to hold plan assets, unless one of the exceptions under the Plan Asset Regulation were applicable to the Certificates and the Trust. If Certificates were acquired and held by a Benefit Plan (or were acquired with plan assets of a Benefit Plan) and the assets of the Trust were deemed to be plan assets of such Benefit Plan under the Plan Asset Regulation, certain transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under Section 406 of ERISA and Section 4975 of the Code with respect to such Benefit Plan, unless exemptive relief were available. Because of the potential prohibited transactions issues described above, Certificates may not be purchased or held by or on behalf of any Benefit Plan or any person investing plan assets of any Benefit Plan. Each Certificate Owner, by its acceptance of a Certificate, will be deemed to have represented and warranted that it is not a Benefit Plan and that it is not purchasing such Certificate on behalf of or with plan assets of any Benefit Plan. Furthermore, purchasers of Certificates that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mut. Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be plan assets for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the John Hancock decision affects their ability to purchase the Certificates.

      A Benefit Plan fiduciary considering the purchase of Notes or Certificates should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Special Considerations Applicable to Insurance Company General Accounts

      The Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), DOL is required to issue final regulations (the "General Account Regulations") with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to various breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transactions provisions of ERISA and
Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any Benefit Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. Benefit Plan investors considering the purchase of any Notes on behalf of an insurance company general account should consult their legal advisors regarding the effect of the General Account Regulations on such purchase.

      As of the date of this prospectus, DOL has issued proposed regulations under Section 401(c). You should note that if the General Account Regulations are adopted substantially in the form in which proposed, the General Account Regulations may not exempt the assets of insurance company general accounts from treatment as "plan assets" after December 31, 1998. The General Account Regulations should not, however, adversely affect the applicability of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12,
1995), which exempts various transactions involving insurance company general accounts.

General Investment Considerations

      Prior to making an investment in the Notes, prospective investors who are Benefit Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in any of the Notes with respect to such investors' specific circumstances. Moreover, each Benefit Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; the composition of the Benefit Plan's portfolio with respect to diversification by type of asset; the Benefit Plan's funding objectives; the tax effects of the investment; and whether under the general fiduciary standards of investment prudence and diversification an investment in any of the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                  UNDERWRITING

      Under the terms and subject to the conditions set forth in the underwriting agreement for the sale of the Offered Securities, dated , 1999, the Seller has agreed to sell and each of the underwriters named below (the "Underwriters") has severally agreed to purchase the principal amount of the Offered Securities set forth below opposite its name:

                          Class A-1    Class A-2   Class A-3   Class A-4
                            Notes        Notes       Notes       Notes     Total
                            -----        -----       -----       -----     -----
Bank of America
Securities LLC..........

First Union Capital
Markets Corp............

Goldman, Sachs & Co.....


                          Certificates
                          ------------
Bank of America
Securities LLC..........

      In the underwriting agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Securities.

      The Underwriters propose to offer part of the Offered Securities directly to you at the prices set forth on the cover page of this prospectus and part to certain dealers at a price that represents a concession not in excess of % of the denominations of the Class A-1 Notes, % of the denominations of the Class A-2 Notes, % of the denominations of the Class A-3 Notes, % of the
denominations of the  Class  A-4  Notes or     % of the denominations of the
Certificates. The Underwriters may allow and such dealers may reallow a concession not in excess of % of the denominations of the Class A-1 Notes, % of the denominations of the Class A-2 Notes, % of the denominations of the Class A-3 Notes, % of the denominations of the Class A-4 Notes or % of the denominations of the Certificates.

      The Originator and the Seller have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      The Underwriters tell us that they intend to make a market in the Offered Securities, as permitted by applicable laws and regulations. However, the Underwriters are not obligated to make a market in the Offered Securities and any market-making in the Offered Securities may be discontinued at any time in the sole discretion of the Underwriters. Accordingly, we give no assurances regarding the liquidity of, or trading markets for, the Offered Securities.

      Until the distribution of the Offered Securities is completed, the rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Securities. As an exception to these rules, the Underwriters are permitted to engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Offered Securities in accordance with Regulation M under the Exchange Act.

      Over-allotment transactions involve syndicate sales in excess of the offering size, which create syndicate short positions. Stabilizing transactions permit bids to purchase the Offered Securities as long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Offered Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Offered Securities originally sold by such syndicate member are purchased in a syndicate covering transaction.

      Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Offered Securities to be higher than they would otherwise be in the absence of such transactions. None of the Originator, the Seller, the Trust nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Offered Securities. In addition, none of the Originator, the Seller, the Trust nor any of the Underwriters represents that any of the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

      In the ordinary course of their businesses, the Underwriters and their affiliates have engaged and may in the future engage in investment banking, commercial banking and other advisory or commercial relationships with the Originator, the Seller and their affiliates.

      The  Seller  will  receive  proceeds  of $        from  the  sale  of  the
 Notes (representing approximately    % of the principal amount of  the  Notes)
after paying the  underwriting  discount of $       (representing  approximately
    %  of the principal amount of the Notes). The Seller will receive proceeds
of $        from the sale of the Certificates  (representing  approximately    %
of  the  principal  amount  of the Certificates)  after paying  the underwriting
discount  of  $       (representing approximately    % of  the principal  amount
of  the Certificates).  Additional offering expenses are estimated to be $     .

                                  LEGAL MATTERS

      Certain legal matters relating to the Offered Securities will be passed upon for the Seller by McGuire, Woods, Battle & Boothe LLP, Richmond, Virginia, and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain federal income tax consequences with respect to the Offered Securities will be passed upon for the Seller by McGuire, Woods, Battle & Boothe LLP.

                                    [EXPERTS]

      [TO BE ADDED]

                       WHERE YOU CAN FIND MORE INFORMATION

      The Seller, as originator of the Trust, filed a registration statement relating to the Notes and the Certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information about the Notes and the Certificates.

      The Servicer will file with the SEC all required periodic and special SEC reports and other information about the Trust. You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800)SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

      The SEC allows us to "incorporate by reference" information that the Seller files with it, which means that the Seller can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the Seller files later with the SEC which we have incorporated by reference will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. We incorporate by reference any future annual, monthly and special SEC reports, proxy materials and all other documents required pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act filed by or on behalf of the Trust until we terminate the offering of the Notes and the Certificates.

      As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost by writing or calling: CarMax Auto Superstores, Inc., c/o Circuit City Stores, Inc., 9954 Mayland Drive, Richmond, Virginia 23233, Attention: Treasury Department (telephone: (804) 527-4000).

                            INDEX OF PRINCIPAL TERMS

      We have listed below the terms used in this prospectus and the pages where definitions of those terms can be found.

                                             Page
                                             ----
ABS...........................................23
Acceleration Date.............................46
Administration Agreement......................55
Administrator.................................55
Approved Rating...............................41
Available Funds...............................42
Benefit Plan..................................70
Cede..........................................37
Cedelbank.....................................39
Cedelbank Participants........................39
Certificate Balance...........................12
Certificate Interest Rate.....................36
Certificate Owners............................66
Certificate Payment Account...................41
Certificate Pool .............................31
Certificateholders............................36
Certificates..................................12
Class A-1 Notes...............................12
Class A-1 Rate................................34
Class A-2 Notes...............................12
Class A-2 Rate................................34
Class A-3 Notes...............................12
Class A-3 Rate................................34
Class A-4 Notes...............................12
Class A-4 Rate................................34
Closing Date..................................12
Code..........................................63
Collection Account............................41
Collection Period.............................42
Contract Pool.................................12
Contracts.....................................12
Cooperative...................................39
Cutoff Date...................................12
Defaulted Contract............................45
Deficiency Amount.............................49
Definitive Securities.........................40
Depositaries..................................37
Determination Date............................43
Disqualified Persons..........................70
DOL...........................................70
DTC...........................................37
DTC Participants..............................37
Due Date......................................14
Eligible Deposit Account......................41
Eligible Institution..........................42
Eligible Investments..........................41
ERISA.........................................70
Euroclear.....................................39
Euroclear Operator............................39
Euroclear Participants........................39
Euroclear System..............................39
Exchange Act..................................37
Final Scheduled Payment Date..................56
Financed Vehicles.............................13
FNAC..........................................14
Foreign Person................................65
FTC Rule................................. ....61
General Account Regulations...................71
Global Securities.............................76
Indenture.....................................12
Indenture Trustee.............................12
Indirect Participants.........................37
Individual Contract Yield Supplement Amount...44
Insolvency Laws...............................33
[Insurance Agreement].........................49
[Insurance Payment Amount]....................43
[Insurance Premium]...........................43
[Insurer].....................................49
[Insurer Default].............................50
Interest Accrual Period.......................34
Interest Rate Deficiency......................44
IRS.................................... ......63
Monthly Certificate Interest..................36
Monthly Certificate Principal.................36
Monthly Note Interest.........................34
Monthly Note Principal........................35
Monthly Servicing Fee.........................56
Moody's.......................................12
Note Balance..................................12
Note Interest Rate............................34
Note Owners...................................63
Note Payment Account..........................41
Note Pool Factor..............................31
Noteholders...................................33
Notes.........................................12
Offered Securities............................12
OID...........................................63
Opinion of Counsel............................54
Optional Sale.................................59
Originator.................................12,32
Owner Trustee.................................12
Parties in Interest...........................70
Payment Date..................................33
Plan Asset Regulation.........................70
[Policy]......................................49
[Policy Claim Amount].........................49
Pool Balance..................................12
Preference Amount.............................49
Prepayable Obligation.........................63
Prepayment Assumption.........................63
Projected Yield Supplement Amount.............44
PTCE..........................................70
Purchase Agreement............................12
Purchase Amount...............................56
Purchased Contract............................55
Qualified Substitute Arrangement..............44
Rating Agencies...............................41
Record Date...................................33
Registered Lienholder.........................23
Required Payment Amount.......................43
Required Reserve Account Amount...............43
Required Yield Supplement Account Amount......44
Reserve Account...............................43
Sale and Servicing Agreement..................12
SEC...........................................37
Security Holder...............................37
Security Owners...............................37
Seller.....................................12,33

                                             Page
                                             ----
Servicer......................................12
Servicing Fee Rate............................56
Simple Interest Contracts.....................15
Special Tax Counsel...........................63
Specified Credit Enhancement Amount...........35
Standard & Poor's.............................12
Supplemental Note Principal...................35
Terms and Conditions..........................39
Transaction Documents.........................52
Transfer and Servicing Agreements.............55
Trust.........................................12
Trust Agreement...............................12
UCC...........................................59
Underwriters..................................72
U.S. Person...................................78
Yield Supplement Account......................44
Yield Supplement Amount.......................44
Yield Supplement Letter of Credit  ...........44

                                                                         ANNEX A


                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally-offered Offered Securities (the "Global Securities") to be issued from time to time will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedelbank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Offered Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or distribution compliance period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S.
corporate debt obligations in same-day funds.

      Trading between Cedelbank and/or Euroclear Participants. Secondary market trading between Cedelbank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC seller and Cedelbank or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Participant or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date (on the basis of actual days elapsed and a 360-day year). Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

      Cedelbank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedelbank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during the one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedelbank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant, a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedelbank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date (on the basis of actual days elapsed and a 360-day year). The payment will then be reflected in the account of the Cedelbank Participant or the Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Cedelbank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e. the trade fails), receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (1) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear accounts in order to settle the sale side of the trade; or

      (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) or registered debt issued by U.S. Persons unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Offered Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

      Exemption for non-U.S.  Persons with  effectively  connected  income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Security Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

      Exemption for U.S. Person (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                 $
                         CarMax Auto Owner Trust 1999-1



                          CarMax Auto Receivables LLC
                                     Seller

                          CarMax Auto Superstores, Inc.
                                    Servicer



                     $       % Class A-1 Asset-Backed Notes
                     $       % Class A-2 Asset-Backed Notes
                     $       % Class A-3 Asset-Backed Notes
                     $       % Class A-4 Asset-Backed Notes
                       $     % Asset-Backed Certificates



                             ----------------------

                                   Prospectus
                               Dated       , 1999

                             ----------------------




                            Underwriters of the Notes

Banc of America Securities LLC
                            First Union Capital Markets
                                                          Goldman, Sachs & Co.


                         Underwriter of the Certificates

                         Banc of America Securities LLC



You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. We are not offering the notes or the certificates in any state in which the offer is not permitted.

We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on its cover.

Dealers will deliver a prospectus when acting as underwriters of the notes and the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes and the certificates will deliver a
prospectus until           , 1999.

                                    PART II


Item 14.  Other Expenses of Issuance and Distribution

      The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


 SEC Registration Fee......................        $  *
 Printing and Engraving....................           *
 Owner Trustee Fees........................           *
 Indenture Trustee Fees....................           *
 Legal Fees and Expenses...................           *
 Blue Sky Fees and Expenses................           *
 Accountants' Fees and Expenses............           *
 Rating Agency Fees........................           *
 Miscellaneous Fees                                   *
 Total ....................................        $  *
                                                 -------------

 ------------------
 * To be added by amendment.
 All fees and expenses other than the SEC Registration Fee are estimated.

Item 15.  Indemnification of Directors and Officers

      The laws of the Commonwealth of Virginia pursuant to which the Registrant is organized permit it to indemnify its manager and officers against certain liabilities. The Articles of Organization of the Registrant provide for the indemnification of each manager and officer (including former managers and officers and each person who may have served at the request of the Registrant as a director, manager or officer of any other legal entity and, in all such cases, his or her heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him or her in connection with any actual or threatened action, suit or proceeding to which he or she may be made a party by reason of his or her being or having been a director, manager or officer of the Registrant, except in relation to any action, suit or proceeding in which he or she has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

      The Registrant's officers are covered by officer's liability insurance policies. Within the limits of their coverage, the policies insure (1) the officers of the Registrant against certain losses resulting from claims against them in their capacity as manager and officers to the extent that such losses are not indemnified by the Registrant and (2) the Registrant to the extent that it indemnifies officers for losses as permitted under the laws of the Commonwealth of Virginia.

      In the  Underwriting  Agreement,  a proposed  form of which is attached as
Exhibit 1.1 hereto, the Underwriters will agree to indemnify, under certain conditions, the Registrant, its manager, certain of its officers and persons who control the Registrant within the meaning of the Securities Act against certain liabilities.

Item 16.  Exhibits and Financial Statements

(a)   Exhibits]

        1.1     --     Form of Underwriting Agreement.*
        3.1     --     Articles of Organization.*
        3.2     --     Limited Liability Company Operating Agreement.*
        4.1     --     Form  of  Trust   Agreement   between  CarMax  Auto
                       Receivables  LLC,  as  seller,  and the  Owner  Trustee
                       (including form of Certificates).*
        4.2     --     Form of Sale and  Servicing  Agreement  among CarMax
                       Auto   Receivables   LLC,   as  seller,   CarMax   Auto
                       Superstores,  Inc.,  as  servicer,  and  the  Indenture
                       Trustee.*
        4.3     --     Form of Indenture between the Owner Trustee, on behalf of
                       the Trust, and the Indenture Trustee (including form of
                       Notes).*
        4.4     --     Form of  Administration  Agreement among CarMax Auto
                       Superstores, Inc., as administrator, the Owner Trustee,
                       on behalf of the Trust, and the Indenture Trustee.*
        5.1     --     Opinion of McGuire,  Woods, Battle & Boothe LLP with
                       respect to legality.*
        8.1     --     Opinion of McGuire, Woods, Battle & Boothe LLP with
                       respect to tax matters.*
       10.1     --     Form  of  Purchase  Agreement  between  CarMax  Auto
                       Superstores,   Inc.,   as  seller,   and  CarMax   Auto
                       Receivables LLC, as purchaser.*
       23.1     --     Consent of McGuire, Woods, Battle & Boothe LLP  (included
                       in its opinion filed as Exhibit 5.1).*
       23.2     --     Consent of McGuire, Woods, Battle & Boothe LLP (included
                       in its opinion filed as Exhibit 8.1).*
       24.1     --     Powers of Attorney (see signature page).
----------------
* To be filed by amendment.

(b)    Financial Statements

       All financial statements, schedules and historical financial information have been omitted as they are not applicable.

Item 17.  Undertakings

       The undersigned registrant hereby undertakes:

       (a) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (b) To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

       (c) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (d) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       (e) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on May 21, 1999.

                                    CARMAX AUTO RECEIVABLES LLC
                                      as Seller (Registrant)


                                    By: /s/ Michael T. Chalifoux
                                       -----------------------------------------
                                        Name: Michael T. Chalifoux
                                        Title: President and Assistant Secretary

      Each individual whose signature appears below constitutes and appoints Michael T. Chalifoux and Philip J. Dunn, and each of them, such individual's true and lawful attorneys-in-fact and agents with full power of substitution, for such individual and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same (and any and all related exhibits) with the Securities and Exchange Commission.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on May 21, 1999 by the following persons in the capacities indicated.



      Signature                                          Title                            Date
      ---------                                          -----                            ----



   /s/  Michael T. Chalifoux                      President and Assistant Secretary       May 21, 1999
------------------------------------               (Principal Executive Officer)
      Michael T. Chalifoux


  /s/ Philip J. Dunn                            Vice President, Treasurer and           May 21, 1999
------------------------------------               Secretary (Principal Financial
      Philip J. Dunn                               Officer and Principal Accounting
                                                   Officer)



CPD, INC.


By: /s/  Michael T. Chalifoux
   ------------------------------------         Manager and Member                     May 21, 1999
      Name: Michael T. Chalifoux
      Title: President


CARMAX AUTO SUPERSTORES, INC.


By: /s/ Keith D. Browning                        Member                                May 21, 1999
   ------------------------------------
    Name: Keith D. Browning
    Title: Vice President, Chief Financial
           Officer and Assistant Secretary


                                      II-4